                                                                    EXHIBIT 10.1



                        DATED THIS 30TH DAY OF APR 1999


                                     BETWEEN

                   UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD

                                 (the Borrower)

                                       AND

                   THE DEVELOPMENT BANK OF SINGAPORE (LIMITED)

                                  (the Lender)


                                 ==============

                                 LOAN AGREEMENT

                                 ==============







                             KHATTAR WONG & PARTNERS
                                    SINGAPORE

                                 C O N T E N T S

CLAUSE                                       HEADINGS                                                         PAGE
------                                       --------                                                         ----
1.      INTERPRETATION                                                                                           1

2.      FACILITIES                                                                                               8

3.      PURPOSE                                                                                                  8

4.      CONDITIONS PRECEDENT TO DISBURSEMENT                                                                     9

5.      LETTER OF CREDIT FACILITY                                                                               11

6.      OVERDRAFT FACILITY                                                                                      16

7.      LOANS UNDER THE TERM LOAN FACILITIES                                                                    16

8.      INTEREST ON THE TERM LOAN FACILITIES                                                                    18

9.      REPAYMENT OF TERM LOAN FACILITIES                                                                       20

10.     PREPAYMENT OF THE TERM LOAN FACILITIES                                                                  20

11.     COMMITMENT FEE AND CANCELLATION FEE FOR THE FACILITIES                                                  21

12.     FRONT-END FEE                                                                                           22

13.     DEFAULT INTEREST                                                                                        22

14.     PAYMENTS                                                                                                23

15.     TAXES                                                                                                   23

16.     CHANGE IN CIRCUMSTANCES                                                                                 25

17.     SET-OFF AND DEBIT OF ACCOUNT                                                                            26

18.     REPRESENTATIONS AND WARRANTIES                                                                          26

19.     AFFIRMATIVE UNDERTAKINGS                                                                                30

20.     NEGATIVE UNDERTAKINGS                                                                                   36

21.     DEFAULT IN PAYMENT OF EXPENSES                                                                          38

22.     EVENTS OF DEFAULT                                                                                       38

23.     INDEMNITY                                                                                               42

24.     CURRENCY INDEMNITY                                                                                      43

25.     SPECIAL CONSULTANT                                                                                      43

26.     WAIVER                                                                                                  44

27.     INDULGENCE OF LENDER NOT TO DISCHARGE BORROWER                                                          45

CLAUSE                                       HEADINGS                                                  PAGE
------                                       --------                                                  ----
28.     PAYMENT OF COSTS                                                                                 45

29.     NOTICE                                                                                           45

30.     DISCLOSURE                                                                                       47

31.     SUCCESSORS AND ASSIGNS                                                                           47

32.     SEVERABILITY                                                                                     49

33.     EVIDENCE                                                                                         49

34.     CTB SECURITIES                                                                                   49

35.     GOVERNING LAW AND SUBMISSION TO JURISDICTION                                                     50

36.     SECURITIES                                                                                       50

37.     MERGER                                                                                           50

SCHEDULE 1                                                                                               51

SCHEDULE 2

SCHEDULE 3

SCHEDULE 4

SCHEDULE 5

     THIS AGREEMENT is made the        day of                 One thousand nine
hundred and ninety-nine (1999) Between:-

1.   UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD (Company Registration
     No. 199708070H), a company incorporated in the Republic of Singapore and having its registered office at 31 Exeter Road #14-01/04 Comcentre 1 Tower, Singapore 239732 (hereinafter called the "Borrower") of the one part; and

2. THE DEVELOPMENT BANK OF SINGAPORE LIMITED, a company incorporated in the Republic of Singapore and having its registered office at 6 Shenton Way, DBS Building, Singapore 068809 (hereinafter called the "Lender") of the other part.

     NOW IT IS AGREED as follows:-


1.   INTERPRETATION

1.1  In this Agreement where the context so admits:-

     "Agreement" means this Agreement and includes all amendments and variations thereof made from time to time;

     "Assignment of Property" means the deed of assignment and mortgage-in-escrow executed or to be executed by the Borrower in favour of the Lender in respect of all rights title interest and benefit of the Borrower in under or arising out of the Building Agreement and in the Property and includes any amendments and variations thereto or any further mortgages or any mortgage executed in substitution for or in addition to the Assignment of Property;

     "Available Commitment" means the L/C Facility Limit less the L/C Facility Outstandings;

     "Availability Period" means:-

     (a) for TL 1, the period commencing from the date of this Agreement and ending on the earlier of (i) 30 June 1999 or (ii) the date on which the Lender's commitment for TL 1 is cancelled under the provisions of this Agreement;

     (b) for TL 2, the period commencing from the date of this Agreement and ending on the earlier of (i) 31 December 1999 or (ii) the date on which the Lender's commitment for TL 2 is cancelled under the provisions of this Agreement;

     (c) for TL 3, the period commencing from the date of this Agreement and ending on the earlier of (i) 31 December 1999 or (ii) the date on which the Lender's commitment for TL 3 is cancelled under the provisions of this Agreement;

     (d) for the Letter of Credit Facility, the period commencing from the date of this Agreement and ending on the earliest of (i) 31 December 1999 or (ii) the date on which TL 2 is fully borrowed or cancelled or
          (iii) the date on which TL 3 is fully borrowed or cancelled or
          (iv) the date on which the Lender's commitment for the Letter of Credit Facility is cancelled under the provisions of this Agreement,

     unless otherwise agreed to be extended by the Lender;

     "Borrower" includes its successors;

     "Building Agreement" means the Building Agreement dated 28 February 1995 made between Micropolis Limited and JTC as varied by a First Supplementary Agreement dated 9 September 1997 made between JTC of the one part and Micropolis (S) Limited (formerly known as Micropolis (S) Pte Ltd) of the other part (including any amendments modifications or variations thereto and any further agreement, instrument, deed or document executed in substitution therefor or in addition thereto) whereby JTC agreed to grant a Lease of the Property to the Borrower as lessee on the terms and conditions mentioned therein;

     "Business Day" means any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Singapore, and (if a transaction relates to US Dollars) also in New York City;

     "CTB" means Chiao Tung Bank Co. Ltd., Singapore branch, a bank incorporated in Taiwan, the Republic of China and having a place of business at 80 Raffles Place #23-20 UOB Plaza 2 Singapore 048624 and includes its successor;

     "CTB Assignment of Property" means the deed of assignment and mortgage-in-escrow substantially in the forms of the Assignment of Property executed or to be executed by the Borrower in favour of CTB in respect of all rights title interest and benefit of the Borrower in under or arising out of the Building Agreement and in the Property;

     "CTB Debenture" means the deed of debenture substantially in the form of the Debenture executed or to be executed by the Borrower in favour of CTB creating first faced and floating charges over all the properties, assets and undertakings (both present and future) of the Borrower;

     "CTB Securities" mean the CTB Assignment of Property and the CTB Debenture;

     "Debenture" means the deed of debenture executed or to be executed by the Borrower in favour of the Lender creating first fixed and floating charges over all the properties, assets and undertakings (both present and future) of the Borrower and includes any amendments and variations thereto or any further deed of debenture or charge or any deed executed in addition to or in substitution for the Debenture;

     "Default Interest Rate" means:-

     (a) at any time in respect of all amounts under TL 2, the rate per annum exceeding by three per cent (3%) the average of the prevailing prime lending rates for Singapore Dollars for the time being quoted by the principal Singapore offices of the Lender, United Overseas Bank Limited, Oversea-Chinese Banking Corporation Limited and Overseas Union Bank Limited;

     (b) at any time in respect of all amounts under TL 1 and TL 3, the rate per annum exceeding by three per cent (3%) the applicable Interest Rate or at such other rate or rates as the Lender may at the time and from time to time determine at its absolute discretion;

     (c) at any time in respect of all amounts under the Short Term Facilities and all other amounts due under the Facility Documents, the rate or rates as the

          Lender may at the time and from time to time determine at its absolute discretion;

     "EDB" means the Economic Development Board established under the Economic Development Board Act (Chapter 85, Singapore Statutes);

     "Event of Default" means any, each or all (as the context may require) of the events specified in Clause 22.1;

     "Facilities" means the Term Loan Facilities and the Short Term Facilities and "Facility" means any of the Facilities, as the context may require;

     "Facility Documents" mean this Agreement and the Securities;

     "Interest Payment Date" means the last day of an Interest Period;

     "Interest Period" means in respect of TL 1 and TL 3, each successive interest period of three (3) months;

     "Interest Rate" means:-

     (a) for the Overdraft Facility, the rate per annum exceeding by one per cent (1%) the Prime Rate or such other rate or rates as the Lender may at the time and from time to time determine at its absolute discretion and notified to the Borrower;

     (b) for TL 1, with respect to any Interest Period, the rate per annum determined by the Lender to be the sum of one point five per cent (1.5%) per annum and the applicable SWAP Offer Rate for that Interest Period;

     (c) for TL 2, the rate or rates per annum under the Scheme as varied from time to time in accordance with Clause 8.3.4;

     (d) for TL 3, with respect to any Interest Period, the rate per annum determined by the Lender to be the sum of one point five per cent (1.5%) per annum and the applicable SIBOR for that Interest Period;

     "JTC" means the Jurong Town Corporation of Singapore;

     "JTC Consent" means the letter of consent dated 13 August 1998 issued by JTC to the Borrower consenting to the Borrower's purchase of the Property;

     "Lease" means a lease for a term of thirty (30) years commencing from 1 October 1994, granted or to be granted by JTC to the Borrower pursuant to the terms and conditions of the Building Agreement and includes any amendments and variations thereto or any further leases or any leases executed in substitution for or in addition to the Lease;

     "Lender" includes its successors and assigns;

     "L/C Application" means the application in the form set out in Schedule 4;

     "L/C Facility Limit" means the amount set out in Clause 2.2 as it may be reduced from time to time;

     "L/C Facility Outstandings" means at any time the total of (i) the aggregate amounts of the actual and/or contingent liability of the Lender under or in connection with all Letters of Credit and (ii) the aggregate amounts paid by the Lender under or in connection with the Letters of Credit and not reimbursed by the Borrower to the Lender;

     "Letter of Credit" means a documentary letter of credit opened by the Lender at the Borrower's request in favour of such third party and in such form as the Lender shall determine;

     "Letter of Credit Facility" means the facility for issuance of Letters of Credit on the terms and conditions of this Agreement;

     "Loan" means the principal amount of each borrowing made or to be made by the Borrower under TL 1, TL 2 or TL 3 or the principal amount outstanding of that borrowing;

     "Notice of Drawing" means a notice substantially in the form of Schedule 5;

     "Overdraft Facility" means advances, loans, credit and/or other banking facilities granted or to be granted to the Borrower from time to time by the Lender on overdraft account (including payments made from time to time by the Lender on cheques, drafts, bills of exchange, promissory notes or orders drawn, made, accepted or endorsed by the Borrower or discounted with the Lender) on the terms and conditions of this Agreement;

     "Potential Event of Default" means any condition act or event which with the giving of notice lapse of time and/or determination of materiality or other condition would become an Event of Default;

     "Prime Rate" means at the relevant time, the rate per annum that is the prevailing prime lending rate for US Dollars for the time being quoted by the Lender's New York Agency;

     "Property" means all that piece of land known as Private Lot A18796 (formerly known as Private Lot A16262) comprised in part of Government Resurvey Lots 13614 (formerly known as part of Lot 7634), 9419, 10979 and 12500 all of Mukim 18, Ang Mo Ko containing an area of 17,930 square metres or thereabouts together with the buildings erected or to be erected thereon and known as No. 5 Serangoon North Avenue 5, Singapore 554916;

     "Scheme" means the Resource Productivity Scheme of the EDB as varied, supplemented or substituted from time to time;

     "Securities" means the Assignment of Property and the Debenture or any one of them as the case may be and/or any other security created in favour of the Lender from time to time as security for the Total Indebtedness or any part thereof and includes any amendments and variations thereto or any further agreement or deed executed in supplement to or in addition to or in substitution for the Securities;

     "Short Term Facilities" means the Letter of Credit Facility and the Overdraft Facility;

     "SIBOR" means the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards if necessary to the nearest 1/16 of 1%) of the rates at which US Dollars deposits are being offered by prime banks in Singapore Interbank Market at or about 11.00 a.m. on the second Business Day before the commencement of the relevant Interest Period as quoted on the page "SIBO" of the Reuter Money Rates Service (or such other page as may replace the SIBO page) for the purpose of displaying Singapore Interbank US Dollar offered rates for prime banks;

     "Singapore Dollars" and the sign "S$" mean the lawful currency for the time being of the Republic of Singapore;

     "Special Consultant" means the special consultant appointed in accordance with Clause 25;

     "SWAP Offer Rate" has the meaning ascribed to it in Schedule 1;

     "TL 1" means the term loan facility of up to an aggregate principal amount of Singapore Dollars Ten Million (S$10,000,000.00);

     "TL 2" means the term loan facility of up to an aggregate principal amount of Singapore Dollars Ten Million (S$10,000,000.00);

     "TL 3" means the term loan facility of up to an aggregate principal amount of US Dollars Eight Million (US$8,000,000.00);

     "Term Loan Facilities" means TL 1, TL 2 and TL 3;

     "Total Indebtedness" mean at any time all amounts (whether of principal, interest, default interest, commission, costs, fees, charges or otherwise) at that time owing or payable (whether contingently or otherwise) by the Borrower to the Lender under the provisions of the Facility Documents (including any amounts for which the Borrower has agreed to indemnify the Lender);

     "US Dollars" and the sign "US$" mean the lawful currency for the time being of the United States of America.

1.2  Any reference in this Agreement to:-

     1.2.1 an "authorisation" includes any approval, consent, licence, permit, franchise, permission, registration, resolution, direction, declaration and exemption;

            1.2.2 "borrowed moneys" mean (a) moneys borrowed or raised (including hire under financial leases) and interest thereon, (b) any liability under any bond, note, guarantee, indemnity or other security or under acceptance credit facilities, (c) any liability in respect of the acquisition cost of assets or services to the extent payable after the time of acquisition or possession thereof other than assets or services obtained in the normal course of business, and
                    (d) any guarantee or other assurance against financial loss in respect of such moneys borrowed or raised, interest or liability;

            1.2.3 a "certified copy" means a copy certified by an authorised signatory as being a true, complete and up to date copy of an original then currently in full force and effect;

            1.2.4 a "Clause", "Recital" or "Schedule" is to be construed as a reference to a clause, recital or schedule of this Agreement unless the context requires otherwise;

            1.2.5 an "encumbrance" includes any mortgage, charge (whether fixed or floating), pledge, lien (other than a lien arising by operation of law in the ordinary course of business unless the lien remains undischarged fourteen (14) days after it arose), hypothec, hypothecation, assignment, fiduciary assignment, fiduciary transfer, power of attorney to establish hypothec, power of attorney to sell, security interest or any other type of preferential agreement or arrangement having substantially the same economic effect (including sale and repurchase agreements, title retention or flawed asset arrangements);

            1.2.6 "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            1.2.7 a "person" shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

            1.2.8 a "subsidiary" shall mean a subsidiary as defined in the Companies Act (Chapter 50, Singapore Statutes);

            1.2.9 "tax" shall be construed so as to include any present or future tax, levy, impost, duty, goods and services tax, value added tax or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed, levied, collected, withheld or assessed by any agency of Singapore;

            1.2.10 the "winding-up", "dissolution" or "judicial management" of a company, the "bankruptcy" of an individual, the appointment of a receiver and/or manager, liquidator, administrator, judicial manager or trustee shall be construed so as to include any equivalent or analogous proceedings or appointment under the law of the jurisdiction in which such company is incorporated or such individual is domiciled or any jurisdiction in which such company or such individual carries on business or has assets;

            1.2.11 a "year", "month" or "day" shall be construed as a reference to a calendar year, a calendar month or a calendar day;

            1.2.12 any statute or other legislation, subsidiary legislation or rules shall be read as referring to such statute or other legislation, subsidiary legislation or rules as amended or re-enacted from time to time; and

            1.2.13 a time of day is a reference to Singapore time unless provided otherwise.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

1.4 Unless the context requires otherwise, words (including words defined herein) denoting the singular number shall also include the plural and vice versa and words denoting any gender shall include any other gender.


2.   FACILITIES

     Subject to the terms and conditions of this Agreement, the Lender shall make available to the Borrower the following:-

     2.1 an Overdraft Facility of up to an aggregate principal amount of US Dollars One Million (US$1,000,000.00); and

     2.2 a Letter of Credit Facility of [up] to an aggregate principal amount of US Dollars Five Million (US$5,000,000.00); and

     2.3 TL 1 of up to an aggregate principal amount of Singapore Dollars Ten Million (S$10,000,000.00) or thirty per cent (30%) of the purchase price of the factory on the Property, whichever is the lower; and

     2.4 TL 2 of up to an aggregate principal amount of Singapore Dollars Ten Million (S$10,000,000.00) or fifty per cent (50%) of the purchase price of the automation machinery and equipment described in
          Schedule 2 or such other machinery as shall be approved by EDB from time to time, whichever is the lower; and

     2.5 TL 3 of up to an aggregate principal amount of US Dollars Eight Million (US$8,000,000.00) or fifty per cent (50%) of the purchase price of the machinery and equipment described in Schedule 3 or such other machinery as shall be approved by the Lender from time to time, whichever is the lower.


3.   PURPOSE

     Subject to the terms and conditions of this Agreement, the Borrower shall utilise the Facilities, unless the Lender approves otherwise, as follows:-

     3.1 the Overdraft Facility shall be utilised to finance the Borrower's working capital requirements;

     3.2 the Letter of Credit Facility shall be utilised to finance the Borrower's purchase of the machinery and equipment described in Schedules 2 and 3 or such other machinery as shall be approved by EDB or the Lender (as the case may be) from time to time;

     3.3 TL 1 shall be utilised to finance the Borrower's purchase of the factory on the Property;

     3.4 TL 2 shall be utilised to finance the Borrower's purchase of the automation machinery and equipment described in Schedule 2 or such other machinery as shall be approved by EDB from time to time; and

     3.5 TL 3 shall be utilised to finance the purchase of the machinery and equipment described in Schedule 3 or such other machinery as shall be approved by the Lender from time to time.

4.   CONDITIONS PRECEDENT TO DISBURSEMENT

     Unless the Lender at its discretion permits otherwise the Borrower shall not be entitled to utilise any part of the Facilities until and unless:-

4.1 the Lender shall have received and found reasonably satisfactory the following:-

     4.1.1 a certified copy of each of the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower;

     4.1.2 a certified copy of the resolutions of the board of directors of the Borrower authorising, in accordance with the Memorandum and Articles of Association of the Borrower:-

             (a)  the execution of the Facility Documents;

             (b) a person or persons to sign this Agreement, any L/C Application, any Notice of Drawing and any other documents to be given pursuant to or ancillary to the Facility Documents by or on behalf of the Borrower;

             (c) the execution of all other documents called for by the Facility Documents;

     4.1.3 specimen signatures of each of the authorised signatories referred to in Clause 4.1.2 authenticated by a director of the Borrower or such other party acceptable to the Lender;

     4.1.4 the Building Agreement and all other title documents in respect of the Property and the Facility Documents duly executed and unconditionally delivered by the Borrower to the Lender and where applicable, duly stamped and registered with the Singapore Land Registry and the Registry of Companies in Singapore;

     4.1.5 evidence that JTC has consented to the creation of the Assignment of Property and to the terms and conditions therein and that the Borrower has complied with all the terms and conditions thereto;

     4.1.6 evidence that the Borrower and any other party have complied with all the terms and conditions in the JTC Consent which are required to be complied with by the Borrower and any other party;

     4.1.7 documentary evidence of the payment of all fees due and payable by the Borrower hereunder;

     4.1.8 replies to legal requisitions, the Road and Drainage (if applicable) Interpretation Plans in respect of the Property and the Lender's decision in relation thereto shall be final, conclusive and binding on the Borrower;

     4.1.9 evidence that all land rents (if applicable) and property tax in respect of the Property have been paid up-to-date;

     4.1.10 evidence that the Borrower has effected insurance of the Property and the machinery and equipment described in Schedules 2 and 3;

     4.1.11 EDB's approval to the Lender's grant of TL 2 to the Borrower under the Scheme.

Provided that the condition precedent mentioned in Clause 4.1.11 is applicable only for the borrowing of the first Loan under TL 2.

4.2 the Lender is reasonably satisfied that the following conditions have been met:-

     4.2.1 all acts, conditions and things required to be done and performed and to have happened precedent to the execution and delivery of the Facility Documents to constitute the same legal, valid and binding obligations enforceable in accordance with their terms shall have been done and performed and have happened in due and strict compliance with all applicable laws;

     4.2.2 there is no adverse change in the financial condition, operating environment, management of the Borrower or any other conditions which in the opinion of the Lender will materially and adversely affect the ability of the Borrower to perform its obligations under the Facility Documents;

     4.2.3 there is no legal administrative or arbitration proceeding suit or action of any kind whatsoever (whether criminal or civil) instituted against the Borrower which in the reasonable opinion of the Lender will materially and adversely affect the ability of the Borrower to perform its obligations under any of the Facility Documents;

     4.2.4 there is no winding-up notice/petition/proceeding against the Borrower;

     4.2.5 no Event of Default or Potential Event of Default (other than any waived) has occurred and is continuing;

     4.2.6 all conditions imposed by the EDB have been fully complied with by the Borrower;

     4.2.7  a current account has been opened by the Borrower with the Lender;

     4.2.8  there are no notices or orders issued or served under Section 13,
            Section 23, Section 24 or Section 25 of the Building Control Act (Cap. 29) in respect of the Property or any part thereof or restrictive covenants which would affect the Lender taking the Property as security;

     4.2.9 the title to the Property is acceptable to the Lender in its absolute discretion and the Property is acceptable to the Lender in its absolute discretion as security in all respects for the Facilities and the Lender's decision shall be final, conclusive and binding on the Borrower.


5.   LETTER OF CREDIT FACILITY

5.1 Subject to the provisions of this Agreement, the Borrower may on any Business Day during the applicable Availability Period request the Lender to issue or renew Letters of Credit under the Letter of Credit Facility by giving to the Lender a L/C Application Provided Always that on both the date of such L/C Application and the proposed issue or renewal date of such Letter of Credit:-

     5.1.1 no Potential Event of Default or Event of Default (other than any waived) has occurred and is continuing or would occur as a result of issuing or renewing such Letter of Credit;

     5.1.2 the representations and warranties contained in Clause 18 are true and correct in all material respects as at each such date with reference to the circumstances then existing.

5.2 Each L/C Application shall be received by the Lender, duly signed and completed by the Borrower, not less than five (5) Business Days before the proposed date of the issue or renewal of a Letter of Credit and shall:-

     5.2.1 state:-

           (a) the proposed issue or renewal date of such Letter of Credit which must be a Business Day within the Availability Period;

           (b) the amount for which such Letter of Credit is to be issued or renewed which shall not exceed the Available Commitment at that time;

     5.2.2 be accompanied by evidence satisfactory to the Lender that the payment covered by the Letter of Credit is required for the purpose specified in Clause 3.2; such evidence to be in the form of certified copies of the relevant purchase contracts and invoices relating to the machinery and equipment in respect of which such Letter of Credit is requested to be issued or renewed.

5.3  Each Letter of Credit shall:-

     5.3.1 cover payment of amounts required for the purpose specified in Clause 32;

     5.3.2  expire not later than the applicable Availability Period;

     5.3.3  provide for payment at sight against drafts drawn on the Lender;

     5.3.4 in other respects be in such form and contain such terms as the Lender may approve in accordance with its usual practice.

5.4 For the purpose only of calculating the Available Commitment in connection with the proposed request for issue or renewal of a Letter of Credit (and not for any other purpose), if any L/C Application (including L/C Applications currently under consideration but excluding the Letter of Credit currently requested) are outstanding for issue or renewal of Letters of Credit on or before the proposed date of such Letter of Credit, the aggregate amounts of those Letters of Credit shall be treated as outstanding.

5.5 The requirements of Clause 4 shall have been satisfied before the first L/C Application is made. A L/C Application, once given, shall constitute an irrevocable authorisation to the Lender to issue or renew a Letter of Credit.

5.6 The Borrower hereby unconditionally and irrevocably undertakes to keep the Lender fully indemnified in accordance with the following provisions of this Clause from and against all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, legal or otherwise, which the

     Lender may reasonably sustain, suffer or incur under or in connection with any Letter of Credit which may be issued by the Lender under the Letter of Credit Facility.

5.7 If the Lender notifies the Borrower that a beneficiary under any Letter of Credit has required it to pay any sum under such Letter of Credit the Borrower shall forthwith on demand pay to the Lender the amount which it has been so required to pay under and in accordance with the terms of such Letter of Credit (whether or not the Lender has already paid it) in the currency in which payment was or is to be made by the Lender in accordance with the terms of the Letter of Credit and the Lender shall be entitled at its absolute discretion to debit, at any time and without notice to the Borrower, the current account or any other account of the Borrower with the Lender such amount which the Lender has been so required to pay under such Letter of Credit notwithstanding that:-

     5.7.1 such sum may not have been properly due under such Letter of Credit because the corresponding sum was not properly due to such beneficiary thereunder in respect of the amounts guaranteed or payable or for any reason whatsoever Provided that the relevant claim was made in accordance with the terms of the relevant Letter of Credit; or

     5.7.2 such Letter of Credit or any provision thereof or any other document is void, voidable or invalid or is not binding on or enforceable against the Borrower or the Lender respectively for any reason whatsoever, whether known to the Lender or not, including, without limitation, illegality, disability, lack of authorisation or capacity, or lack of powers on the part of the members, officers or agents of the Borrower or the members, officers or agents of the Lender and without regard to any condition sufficiency accuracy or genuineness of any such claim, request or demand or any certificate statement or document in connection therewith.

5.8 The Lender shall at all times be entitled to make any payment under any Letter of Credit for which a demand has been made in accordance with the terms of the Letter of Credit, without further investigation or enquiry, and need not concern itself with the propriety of any claim made or purported to be made under and in the manner required by the terms of such Letter of Credit; accordingly it shall not be a defence to any demand made of the Borrower under this Agreement, nor shall any of the Borrower's obligations hereunder, be affected or impaired by the fact that the Lender was or might have been justified in refusing payment, in whole or in part, of the amounts so claimed.

5.9 The indemnity in this Clause shall continue until all the terms, covenants and conditions of this Agreement have been fully and completely performed by the Borrower or otherwise discharged and until the Lender has been discharged from all its obligations under each of the Letters of Credit issued or renewed under the Letter of Credit Facility whereupon the indemnity shall be discharged Provided that such discharge shall be deemed to be made subject to the condition that it will be void if any security, disposition or payment to the Lender or to a Beneficiary under any Letter of Credit made by the Borrower or any other person is set aside, avoided or reduced pursuant to any provision or enactment relating to the dissolution, deregistration, bankruptcy, liquidation, reorganisation or otherwise of the Borrower or such other person (whether as a fraudulent preference or otherwise) or proves otherwise to have been invalid, in which event the Borrower shall make good to the Lender upon demand the whole of the amount thereof and the Lender shall be entitled to enforce this indemnity against the Borrower subsequently as if such discharge had not occurred.

5.10 The indemnity contained in this Clause shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security now or hereafter held by the Lender for all or any part of the obligations and payments hereby indemnified.

5.11 Without prejudice to the other provisions of this Agreement, the Borrower shall, upon demand in writing from the Lender or upon the making of a declaration by the Lender pursuant to Clause 22.1, whichever is the earlier, (a) procure the complete and unconditional release of all Letters of Credit which are still then in force or (b) place with the Lender such sums as are required to enable the Lender to procure the complete and unconditional release of all such Letters of Credit or keep the Lender in funds for fully meeting and discharging all its liabilities under all such Letters of Credit.

5.12 All or any payments made by the Lender from time to time pursuant to a demand by a beneficiary under and in accordance with the terms of any Letter of Credit and all payments made by the Lender to obtain a complete and unconditional release of any Letter of Credit shall be immediately repaid to the Lender by the Borrower on demand together with interest thereon calculated at the applicable Default Interest Rate from the date of such payment by the Lender up to and including the date of repayment by the Borrower (as well after as before judgment in respect thereof) and the Lender will notify the Borrower of such payment made by it as soon as practicable.

5.13 The Borrower's liabilities and obligations under this Agreement shall not be diminished or extinguished by any act, omission, default, matter or thing which would but for this Clause have discharged the Borrower (wholly or in part) or would have afforded the Borrower any legal or equitable defence except the full and complete performance of all the terms of this Agreement, including the due and punctual payment of all amounts that may become due to the Lender hereunder and the final discharge of the indemnity under this Clause, including without limitation any of the following matters:-

      (a) if the beneficiary/beneficiaries under a Letter of Credit grant(s) any indulgence forbearance or extension of time to the Borrower or the Lender or release(s) or discharge(s) (wholly or in part) or make(s) any settlement, composition or arrangement with the Borrower or the Lender; or

      (b) if the Lender grants any indulgence, forbearance or extension of time, release or discharge to the Borrower or the beneficiary/beneficiaries under a Letter of Credit (wholly or in part) or makes any settlement, composition or arrangement with the Borrower or such beneficiary/beneficiaries; or

      (c) If the Lender or any of the beneficiaries under a Letter of Credit asserts or pursues, fails or neglects to assert or pursue, or delays in asserting or pursuing, or waives, any of its rights or remedies (arising under or by virtue of this Agreement, the Letter of Credit, the general law or otherwise) against the Borrower; or

      (d) if the Lender at the request of the beneficiary/beneficiaries under a Letter of Credit accepts, varies, deals with, exchanges, surrenders or abstains from perfecting or enforcing, any collateral or other security or other guarantee in relation to the transactions contemplated under the Letter of Credit.

5.14 The Borrower shall pay to the Lender commission for Letters of Credit in accordance with the following provisions of this Clause:-

      5.14.1 commission shall be payable on the full amount for which a Letter of Credit is to be granted and for its full duration, at the Lender's prevailing rate as notified by the Lender to the Borrower from time to time;

      5.14.2 for the purpose of this Agreement, the full duration of a Letter of Credit shall mean the period commencing on the effective date of that Letter of Credit up till and including the last day on which the beneficiary makes or may make a claim thereunder;

      5.14.3 all commission shall be paid in one sum in advance on or before the date of issue or renewal (as the case may be) of that Letter of Credit;

      5.14.4 the Lender shall notify the Borrower of the amount of commission payable by the Borrower on or before the date of issue or renewal of a Letter of Credit.

5.15 All commission payable under this Agreement shall be computed on the basis of a three hundred and sixty (360) day year and on actual days elapsed.

5.16 Notwithstanding any other provisions of this Agreement, the Letter of Credit Facility may be reviewed from time to time and at any time by the Lender or may be varied, reduced or cancelled accordingly and nothing in this Agreement shall be deemed to impose on the Lender any obligation at law or equity to make or continue to make available the Letter of Credit Facility to the Borrower.


6.    OVERDRAFT FACILITY

6.1 Subject to the discretion of the Lender to permit otherwise and to the terms and conditions of this Agreement, the Overdraft Facility shall be available and continue to be available to the Borrower for advances in US Dollars up to the aggregate amount of US Dollars One Million (US$1,000,000.00) and shall be operated in accordance with and subject to the Lender's normal terms from time to time for overdraft facilities of this nature.

6.2 Each drawing and/or utilisation under the Overdraft Facility shall constitute a representation and warranty by the Borrower that at the date thereof:-

      6.2.1 no Potential Event of Default or Event of Default (other than any waived) has occurred and is continuing or would occur as a result of such drawing and/or utilisation;

      6.2.2 the representations and warranties contained in Clause 18 are true and correct in all material respects as at each such date with reference to the circumstances then existing.

6.3 The Borrower shall pay on demand to the Lender all such sums of money which are now or shall from time to time and at any time hereafter be owing or remaining unpaid to the Lender by the Borrower under the Overdraft Facility together with interest (and default interest if applicable) owing or remaining unpaid under the Overdraft Facility at the applicable Interest Rate or Default Interest Rate (as the case may be) and calculated on a daily basis on a 360 day year and until payment shall accumulate by way of compound interest with monthly rests or in such other manner as the Lender may from time to time stipulate as well after as before judgment (if any) in respect thereof.

6.4 Notwithstanding any other provisions of this Agreement, the Overdraft Facility may be reviewed from time to time and at any time by the Lender or may be varied, reduced or cancelled accordingly and nothing in this Agreement shall be deemed to impose on the Lender any obligation at law or equity to make or continue to make available the Overdraft Facility to the Borrower.


7.   LOANS UNDER THE TERM LOAN FACILITIES

7.1 Subject to the Lender's discretion to permit otherwise and to the other terms and conditions of this Agreement, the Borrower may on a Business Day during the applicable Availability Period borrow a Loan under any of the Term Loan Facilities by giving the Lender a Notice of Drawing Provided that both on the date of such Notice of Drawing and the date of the proposed borrowing of such Loan:-

     7.1.1 no Potential Event of Default or Event of Default (other than any waived) has occurred and is continuing or would occur as a result of borrowing such Loan; and

     7.1.2 the representations and warranties contained in Clause 18 of this Agreement are correct and accurate in all material respects on and as of each such date with reference to circumstances then existing.

7.2 Each Notice of Drawing shall be received by the Lender, duly signed and completed by the Borrower, not less than five (5) Business Days before the proposed date of the borrowing of a Loan and shall:-

     7.2.1 state from which of the Term Loan Facilities such Loan is to be made and the amount of such Loan;

     7.2.2 state the proposed date of the borrowing of the Loan (which must be a Business Day within the applicable Availability Period);

     7.2.3 set out the particulars of the bank account in Singapore (in the case of a Loan under TL 1 and TL 2) or in New York City (in the case of a Loan under TL 3) into which the funds shall be paid;

     7.2.4 be accompanied by such purchase invoices, delivery orders, shipping documents and/or other documentary evidence reasonably satisfactory to the Lender evidencing that such Loan is required for the purpose specified in Clause 3.3, Clause 3.4 or Clause 3.5 (as the case may be).

7.3 Once having been given by the Borrower, a Notice of Drawing shall be irrevocable and the Borrower shall be bound to borrow in accordance with that Notice of Drawing. In addition to the other remedies of the Lender hereunder, the Borrower shall be fully liable and accountable to the Lender for any costs incurred by the Lender resulting from the failure of the Borrower to borrow such Loan or a failure to satisfy the conditions of such Loan, including but not limited to costs and losses incurred or suffered by the Lender from re-employment of funds obtained at rates lower than the cost of such funds or any expense incurred by the Lender in liquidating such funds.

7.4 No Loan shall be made to finance any payment which has been financed by any previous Loan.

7.5 Any amount under TL 1 or TL 2 or TL 3 which is not borrowed by the end of its applicable Availability Period shall be deemed to have been cancelled by the Borrower on that date and in the case of TL 1 and TL 3, the Borrower shall pay to the Lender on that date the applicable cancellation fee set out in Clause 11.2.2 on such amount.


8.   INTEREST ON THE TERM LOAN FACILITIES

8.1 The Borrower shall pay to the Lender interest on the Loans in accordance with the following provisions of this Clause.

8.2  8.2.1  The rate of interest on each Loan under TL 1 for each of its
            Interest Period shall be the applicable Interest Rate;

     8.2.2 The rate of interest on each Loan under TL 3 for each of its Interest Period shall be the applicable Interest Rate;

     8.2.3 Interest shall accrue on each Loan under TL 1 and TL 3 during each of its Interest Periods from day to day and shall be calculated on the actual number of days elapsed and on a 365 day year (for Loans under TL 1) and on a 360 day year (for Loans under TL 3), from and including the first day of the relevant Interest Period up to but excluding the last day thereof.

     8.2.4 Interest accrued during each Interest Period for each Loan under TL 1 and TL 3 shall be paid by the Borrower to the Lender without demand on the last day of each Interest Period for that Loan.

     8.2.5 Each Interest Period for each Loan under TL 1 and TL 3 shall be of the duration of three (3) months but such that:-

            (a) each Interest Period for each Loan shall commence on its relevant date of borrowing (in the case of the initial Interest Period) or the date of expiry of its preceding Interest Period (in the case of any subsequent Interest Period);

            (b)  (i)   an Interest Period for a Loan under TL 1 which would
                       otherwise end after the date for repayment of an instalment as specified in Clause 9.1 shall be abridged to end on that date for repayment of such instalment;

                 (ii) an Interest Period for a Loan under TL 3 which would otherwise end after the date for repayment of an instalment as specified in Clause 9.3 shall be abridged to end on that date for repayment of such instalment;

            (c) an Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding day which is a Business Day unless that succeeding Business Day falls within the next calendar month in which case such Interest Period shall end on the previous Business Day,

            (d) any Interest Period which commences on a day for which there is no numerically corresponding day in the calendar month three (3) months thereafter, as the case may be, shall, subject to the provisions of this Clause 8.2.5, end on the last Business Day of such calendar month or the first Business Day of the next calendar month as may be agreed between the Borrower and the Lender.

8.3  8.3.1  The rate of interest on each Loan under TL 2 shall be the applicable
            Interest Rate;

     8.3.2 Interest shall accrue on each Loan under TL 2 from day to day and shall be calculated on the basis of a 365 day year and compounded monthly;

     8.3.3 Interest accrued on each Loan under TL 2 shall be payable monthly in arrears until the commencement of the Borrower's repayment by instalments as specified in Clause 9.2, whereupon interest on each Loan shall be paid on the due date of those installments;

     8.3.4 The Lender may, upon written notice to the Borrower, vary the rate of interest for TL 2 from time to time in accordance with the Scheme as directed by EDB (or any other authoritative body in lieu of EDB) whereupon the Borrower shall as from the date specified in the said notice pay such increased or reduced interest or instalments of Loan and interest thereon as shall be appropriate.

8.4 A certificate of the Lender as to the applicable SIBOR, SWAP Offer Rate, Default Interest Rate, Interest Rate and the amount of interest payable by the Borrower shall (save for manifest errors) be final, conclusive and binding on the Borrower for all purposes.

8.5 Unless otherwise expressly set out herein, all interest, default interest, commission, fees and other payments calculated based on a rate per annum shall accrue from day to day and shall be calculated on the actual number of days elapsed and a 365 day year (for Singapore Dollars) and a 360 day year (for US Dollars) from and including the date of disbursement or the date the amount became owing by the Borrower under the terms hereof up to but excluding the date of payment.

8.6 If and whenever at any time prior to the commencement of any Interest Period by reason of circumstances affecting the Singapore Interbank Market generally, adequate and reasonable means do not exist for ascertaining SIBOR or the Swap Offer Rate for that Interest Period, then the Lender may notify the Borrower of such determination and shall certify an alternative basis (the "Substitute Basis") for the calculation of the rates of interest required to be calculated for the purpose of Clause 8.2. The Substitute Basis may (without limitation) include an alternative interest period or alternative interest rate which shall represent the applicable margin above the cost to the Lender of funding the relevant amount. If at any time while a Substitute Basis is in force the Lender determines that the circumstances giving rise to the application of the Substitute Basis have ceased to exist, and there being no other supervening event under this Clause, then the Lender shall notify the Borrower accordingly and the parties will revert to the other provisions of this Agreement as soon as practicable.


9.   REPAYMENT OF TERM LOAN FACILITIES

     The Borrower hereby covenants to repay to the Lender the Loans as follows:-

9.1 The Borrower shall repay all the Loans under TL 1 by twenty-eight (28) equal quarterly instalments of such amount as determined by the Lender. The first of such instalments shall be repaid on 1 February 2000 and subsequent instalments shall be repaid at three (3) monthly intervals from that date until all such Loans are repaid in full;

9.2 The Borrower shall repay all the Loans under TL 2 together with interest thereon by sixty (60) equal monthly instalments of such amount as determined by the Lender. The first of such instalments shall be repaid on 1 February 2000 and subsequent instalments shall be repaid at monthly intervals from that date until all such Loans and interest thereon are repaid in full; and

9.3 The Borrower shall repay all the Loans under TL 3 by twelve (12) equal quarterly instalments of such amount as determined by the Lender. The first of such instalments shall be repaid on 1 February 2000 and subsequent instalments shall be repaid at three (3) monthly intervals from that date until all such Loans are repaid in full.


10.   PREPAYMENT OF THE TERM LOAN FACILITIES

10.1 The Borrower may, on giving not less than ten (10) Business Days' prior written notice to the Lender and upon paying the prepayment fee stipulated in Clause 10.2, prepay any Loan under TL 1 and TL 3 in whole or in part on the last day of an Interest Period for that Loan. Any such prepayment shall be applied against the instalments for repayment of the Loans under TL 1 and/or TL 3 (as the case maybe) as specified in Clause 9 in inverse order of maturity.

10.2 The sums payable to the Lender by the Borrower upon the exercise of the right of prepayment as aforesaid in respect of TL 1 and TL 3 shall include:-

      10.2.1 all interest accrued on the amount prepaid up to the date of prepayment and all charges and other sums then due and payable under TL 1 or, as the case may be, TL 3 as herein provided; and

      10.2.2 a premium computed on the amount prepaid at the rate of zero point five per cent (0.5%) flat.

10.3 The Borrower may on giving not less than thirty (30) Business Days' prior written notice to the Lender, prepay in advance, any Loan under TL 2 in whole or in part (but, if in part, in integral multiples of Singapore Dollars One Thousand (S$1,000.00) together with interest accrued thereon up to the date of prepayment and all charges and other sums then due and payable under TL 2 as provided in this Agreement save that any payments made under this sub-clause shall not affect the amount of monthly instalments payable to the Lender under Clause 9.2 but shall reduce the number of instalments thereof. Any such prepayment shall be applied against the instalments for repayment of the Loans and interest under TL 2 as specified in Clause 9.2 in inverse order of maturity.

10.4 Save as expressly provided in this Clause, the Borrower shall not be entitled to repay or prepay any of the Term Loan Facilities or any part thereof.

10.5 Any notice of prepayment shall be irrevocable and shall oblige the Borrower to make the prepayment. Without prejudice to the Lender's rights under this Agreement, if the Borrower shall fail to make such prepayment when due, the Borrower shall be liable to pay default interest to the Lender on all such unpaid amounts at the applicable Default Interest Rate.

10.6 No partial prepayment of any sum under the Term Loan Facilities shall relieve the Borrower of its obligations under this Agreement except to the extent of the amount prepaid.

10.7 Any amount of the Term Loan Facilities repaid or prepaid shall not be redrawn, reborrowed or exchanged.


11.   COMMITMENT FEE AND CANCELLATION FEE FOR THE FACILITIES

11.1 The Borrower shall pay to the Lender a commitment fee of zero point five per cent (0.5%) per annum on the undrawn amounts of:-

      (a) TL 1 calculated from the date of acceptance of TL 1 until the date of full utilisation or cancellation of TL 1; and

      (b) TL 3 calculated from the date of acceptance of TL 3 until the date of full utilisation or cancellation of TL 3,

      the amount of such commitment fees shall accrue daily and shall be calculated on the basis of a 365 day year for TL 1 and a 360 day year for TL 3 and the actual number of days elapsed. The amount of commitment fees so accruing from time to time shall be paid in arrears on such date or dates as the Lender may in its discretion stipulate.

11.2  11.2.1  The Borrower may at any time before the last day of the relevant
              Availability Period for TL 1 and TL 3, by giving to the Lender prior written notice and upon payment of the cancellation fee stipulated in Clause 11.2.2, cancel all or any part of TL 1 and TL 3 which have not been drawn down.

      11.2.2 A cancellation fee equivalent to zero point five per cent (0.5%) shall be payable by the Borrower on any amount of TL 1 and/or TL 3 cancelled pursuant to Clause 11.2.1 or deemed to be cancelled pursuant to Clause 7.5 by the Borrower.

      11.2.3 No part of TL 1 and TL 3 which has been cancelled or deemed cancelled may be redrawn or re-borrowed.

      11.2.4  Any notice of cancellation shall be irrevocable.


12.  FRONT-END FEE

     The Borrower shall pay to the Lender a non-refundable front-end fee calculated at zero point five per cent (0.5%) of the aggregate amount of the Term Loan Facilities not later than 30 April 1999.


13.  DEFAULT INTEREST

     In the event of failure by the Borrower to make payment on the due date of any sum due under this Agreement (whether by way of a payment, repayment or a prepayment of any principal, interest, commission, costs, fees, charges, or otherwise) then subject always to and without prejudice to the other rights and remedies of the Lender contained in the Facility Documents, the Borrower shall (to the fullest extent permitted by applicable law) pay to the Lender interest on all such overdue amounts at the applicable Default Interest Rate so long as the same remains unpaid calculated on a daily basis on a 360 day year (for amounts denominated in US Dollars) and a 365 day year (for amounts denominated in Singapore Dollars) and compounded monthly from and including the due date thereof to but excluding the day of actual payment as well after as before judgment, if any, is obtained in respect thereof. The Borrower shall pay any interest accrued on any overdue sum (including sums payable under this sub-clause) on the last Business Day of the month in which such interest accrued, failing which such interest shall be added to the overdue sum and itself bear interest accordingly.


14.   PAYMENTS

14.1 All payments, repayments and prepayments to be made by the Borrower pursuant to this Agreement shall be made by the Borrower not later than
      10.00 a.m. on the due day in the currency in which the amount due is denominated to such account or accounts as the Lender may from time to time designate by notice to the Borrower or in such manner as the Lender may direct. If such payments, repayments and prepayments are:-

      14.1.1 in US Dollars, they shall be made in same day funds (or such other funds as the Lender determines to be customary in New York City for the settlement in New York City of international banking transactions in US Dollars); and

      14.1.2 in any other currency, they shall be made in immediately available funds, at such place of payment notified by the Lender to the Borrower.

14.2 If any sum shall become due for payment hereunder on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, unless that succeeding Business Day falls within the next month, in which case such payment shall be made on the preceding Business Day and interest shall be adjusted accordingly.

14.3 If the amount received by the Lender from the Borrower on any date shall be less than the total sum due or overdue from the Borrower on that date, the Borrower waives any right it may have to make any appropriation of such amount and the Lender shall apply that amount in such order as the Lender shall determine.


15.   TAXES

15.1 All sums payable by the Borrower under the Facility Documents shall be paid (i) free of any restriction or condition, (ii) free and clear of and (except to the extent required by Singapore law) without any deduction or withholding on account of any taxes, levies or any other charges whatsoever imposed by Singapore law (including but not limited to any goods and services tax) present or future and (iii) without deduction or withholding (except to the extent required by Singapore law) on account of any other amount, whether by way of set-off counterclaim or otherwise.

15.2 If (i) the Borrower or any other person on behalf of the Borrower is required by Singapore law to make any payment deduction or withholding on account of any such tax or other amount from any sum paid or payable by the Borrower to the Lender or any sum received or receivable by the Lender under any of the Facility Documents or (ii) the Lender (or any person on its behalf) is required by Singapore law to make any deduction or withholding from, or (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under any of the Facility Documents:-

      15.2.1 the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as practicable after the Borrower becomes aware of it;

      15.2.2 the Borrower shall pay any such taxes, levies, charges or other amount before the date on which the penalties attach thereto, such payment to be made, if the liability to pay is imposed on the Borrower, for its account, or otherwise on behalf of and in the name of the Lender (if the liability to pay is imposed on the Lender);

      15.2.3 the sums payable by the Borrower shall (except, in the case of any such payment, to the extent that the Borrower's amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date and retains (free from the liability in respect of any such deduction, withholding or payment) a net sum equal to what the Lender would have received and so retained had no such deduction, withholding or payment been required or made; and

      15.2.4 within fourteen (14) days after paying any sum from which the Borrower is required by law to make any deduction or withholding, and within fourteen (14) days after the due date of payment of any taxes, levies, charges or the amount which the Borrower is required by Clause 15.2.2 above to pay, the Borrower shall deliver to the Lender evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

15.3 Without prejudice to the generality of the foregoing, in the event that any goods and services tax or value added tax or any other taxes levies or charges whatsoever now or hereafter required by law to be paid on or in respect of any sums payable to the Lender under or relating to any of the Facility Documents or the banking facilities granted to the Borrower, the same shall (except to the extent prohibited by law) be borne by the Borrower and the Borrower shall pay to the Lender on demand a sum equivalent to the amount of such goods and services tax or value added tax or other taxes, levies or charges (or such part thereof which the law does not prohibit the Lender from collecting from the Borrower) less any such part thereof as has been paid by the Borrower under Clause 15.2, in addition to all other sums payable to the Lender under the Facility Documents and the Borrower shall indemnify the Lender against all payment of such amounts.

15.4 The obligations of the Borrower under this Clause 15 shall survive the repayment of the Total Indebtedness and the termination of the Facility Documents.


16.   CHANGE IN CIRCUMSTANCES

16.1 If at any time the Lender determines that it is or will become unlawful or contrary to any directive of any agency of Singapore for the Lender to allow all or any part of the Facilities or any other moneys to remain outstanding, to make, fund or allow to remain outstanding all or any part of the Facilities and/or to carry out all or any of its other obligations under any of the Facility Documents and/or to charge or receive interest, fee or commission at the rate or rates applicable, the Lender shall promptly notify the Borrower to that effect and upon such notification to the Borrower the obligation of the Lender to make available the Facilities shall cease to the extent necessary to comply with the relevant law or directive and the Borrower shall procure the release of all Letters of Credit which are then still in force or pay to the Lender such sums as are required to enable the Lender to procure such release and prepay without premium or penalty all moneys owing to the Lender under this Agreement on the date necessary to comply with the relevant law or directive (but without prejudice to Clause 23 which shall nevertheless apply).

16.2 If the Lender determines that, as a result of (a) the introduction of or any change in, or in the interpretation or application of any law regulation or treaty of Singapore or (b) compliance by it with any directive of any agency of Singapore:-

      16.2.1 the cost to the Lender of making available the Facilities or of making, maintaining or funding all or any part of the Facilities is increased; and/or

      16.2.2 any sum received or receivable by the Lender under this Agreement or the effective return to it under this Agreement is reduced (except on account of tax on its overall net income); and/or

      16.2.3 the Lender makes any payment (except on account of tax on its overall net income) or foregoes any interest fee or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower shall indemnify the Lender against that increased cost, reduction, payment or foregone interest or other return (except to the extent that the Lender has already been compensated therefor by an increase in the relevant interest rate) and, accordingly, shall from time to time on demand (whenever made) pay to the Lender for its own account the amount certified by it to be necessary so to indemnify it and any such certificate shall contain in reasonable detail the basis and calculation of the amount the Borrower is liable to indemnify the Lender under this Clause 16.2 Provided that this Clause 16.2 shall not apply to TL 2.

17.   SET-OFF AND DEBIT OF ACCOUNT

17.1 In addition to any banker's lien, right of set-off or other right which the Lender may have, the Lender shall be entitled at any time at its absolute discretion and without prior notice to the Borrower, to combine or consolidate all or any of the accounts of the Borrower with the Lender including accounts of the Borrower either alone or jointly with others (whether current, deposit, savings or of any other nature whatsoever, and whether in Singapore Dollars or other currency) wheresoever situate (in Singapore or elsewhere) and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of any moneys owing by and any obligations and liabilities of the Borrower to the Lender on any other account (whether in Singapore or elsewhere) and whether such liabilities be actual, contingent, liquidated, unliquidated, primary, collateral, several or joint and where the Borrower's liabilities are contingent, the Lender shaft be entitled to set aside such amounts to keep the Lender in funds for fully meeting and discharging its liabilities. Where such combination, set-off or transfer requires the conversion of one currency into another, the Lender is hereby authorised to effect such conversion at the Lender's own rate of exchange then prevailing and in accordance with its normal practice. The Lender shall notify the Borrower in writing as soon as practicable after any combination set-off or transfer is effected.

17.2 Without prejudice to the other provisions of this Agreement, the Lender shall be entitled at its absolute discretion to debit at any time and from time to time without prior notice to the Borrower, the current account or any other account of the Borrower with the Lender (whether in Singapore or elsewhere) for all or any moneys whether for principal, interest, default interest, commission, costs, fees charges or any other moneys due and payable by the Borrower under the Facility Documents including insurance premia, legal fees, stamp duty, travelling expenses, governmental or statutory levies and taxes and any other costs charges and expenses which the Borrower is liable to pay under any provisions of any of the Facility Documents but the Lender shall promptly on or after such debiting notify the Borrower of such debiting Provided always that such debiting shall not constitute nor be deemed to be payment of any moneys to which it relates (except to the extent of any amount in credit in the said current account or other account of the Borrower with the Lender) nor shall it be deemed a waiver of a Potential Event of Default or an Event of Default.


18.   REPRESENTATIONS AND WARRANTIES

18.1 The Borrower hereby represents and warrants to and for the benefit of the Lender as follows:-

      18.1.1 that the Borrower is a company duly incorporated and validly existing under the laws of Singapore and has full power and authority and the legal rights to own assets and to conduct the business which it conducts and to sue and be sued in its own name;

      18.1.2 that the Borrower has full corporate power and authority and the legal rights to enter into and execute the Facility Documents, exercise its rights and perform and comply with its obligations under the Facility Documents;

      18.1.3 that the Borrower has taken or obtained all necessary corporate and other action to authorise the execution and delivery of the Facility Documents and the consummation and performance of the transactions contemplated by such Facility Documents and no limitation on its powers will be exceeded as a result of the transactions to be undertaken pursuant to the Facility Documents;

      18.1.4 that the Facility Documents constitute legal, valid and binding obligations of the Borrower and are enforceable in accordance with their terms;

      18.1.5 that the certified copies of the Memorandum and Articles of Association and the board resolutions of the Borrower delivered to the Lender for the purpose of Clause 4 are true accurate complete and up to date copies of the corporate records of the Borrower as at the date of such delivery;

      18.1.6 that all action, conditions and things required to be taken, fulfilled and done including the obtaining of any necessary exchange approvals or any other authorisations, filing, registration, documentation or claim in order (i) to enable the Borrower to lawfully enter into, exercise its rights and perform and comply with its obligations under the Facility Documents, including without prejudice to the generality to the aforesaid, its obligations to pay and remit to the Lender all moneys due under the Facility Documents, (ii) to ensure that those obligations are legal, valid, binding and enforceable, (iii) to ensure that those obligations will at all times rank in accordance with Clauses 18.1.12 and 19.1.9, and (iv) to ensure that all necessary steps and/or actions required to make the Facility Documents admissible as evidence in the courts of Singapore have been taken, done, fulfilled and obtained and there has been no default in the observance of the conditions or restrictions (if any) imposed in or in connection with any of the same;

      18.1.7 that the audited financial statements of the Borrower which have been submitted to the Lender under this Agreement were prepared in accordance with applicable laws and regulations of Singapore and in accordance with generally accepted accounting practices and principles applied on a consistent basis and are complete and correct and fairly represents the financial condition of the Borrower and the result of its operations for the period stated;

      18.1.8 that the statements, documents and information supplied in writing by the Borrower to the Lender and EDB concerning the Property, the Borrower, its accounts, businesses or operations (including any cash flow or other projections, appraisals, reports and forecasts) and all related matters required under the Facility Documents are to the knowledge of the Borrower (having made all enquiries) true and correct in all material respects and do not contain any material mis-statement of fact or omit to state any material fact and were made after due and careful consideration on the Borrower's part or on the part of its agents and are, in the Borrower's considered opinion, fair and reasonable in the circumstances prevailing at the time when such projections, appraisals, reports or forecasts were made in the light of the assumptions made, and the Borrower is not aware of any fact or circumstances which if disclosed would necessitate a material revision to any such projections, appraisals, reports or forecasts, or which might adversely affect the Lender's decision on whether or not to make the Facilities available to it or to maintain its Facilities;

      18.1.9 that there is no provision of (i) any existing laws, regulation or authorisation to which the Borrower is subject to which materially and adversely affect the Borrower's ability to perform its obligations under the Facility Agreement, or (ii) any existing mortgage, trust, deed, contract, licence, permit, franchise, concession, agreement or treaty binding on the Borrower which is being or will be contravened or breached by the acceptance by the Borrower of the Facilities or the execution of the Facility Documents by the Borrower or by the Borrower's performance or observance of any of its obligations under the Facility Documents and which will result in an Event of Default or which will result in the creation of or oblige the Borrower to create an encumbrance in respell of any of its assets or property;

      18.1.10 that the Borrower is not in default in the payment or performance of any of its obligations for borrowed money exceeding a maximum aggregate of Singapore Dollars One Million (S$1,000,000.00) at any time;

      18.1.11 that, save (i) as previously disclosed in writing to and agreed by the Lender, (ii) for the CTB Securities and (iii) for the encumbrances and charges in favour of Citibank NA. and United Overseas Bank Limited which will be discharged by the Borrower prior to the utilisation of the Facilities, no encumbrance exists over all or any part of the properties, undertaking, assets and revenues of the Borrower or any assets comprised in the Securities;

      18.1.12 that the claims of the Lender against the Borrower under this Agreement and the Securities will rank at least pari passu in right and priority of payment with all the other present and future unsecured indebtedness of the Borrower except those claims preferred by any bankruptcy, insolvency, liquidation or other similar laws affecting creditors' rights generally;

      18.1.13 that no Event of Default and no Potential Event of Default (other than any waived) has occurred and is continuing;

      18.1.14 that there are no litigation, arbitration or administrative proceedings pending, current or to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's assets which will materially and adversely affect the Borrower's ability to perform its obligations under any of the Facility Documents;

      18.1.15 that no steps have been taken or are being taken to appoint either a receiver, liquidator, administrator, trustee, judicial manager or similar officer to take over the assets of the Borrower or to wind up the Borrower;

      18.1.16 that there is no material adverse change in the business, assets or financial condition of the Borrower from that set forth in the latest financial statements submitted to the Lender by it pursuant to Clause 19.1.6;

      18.1.17 that neither the Borrower nor any of the assets of the Borrower are entitled to immunity from suit, execution, attachment or other legal process and the Borrower's entry into the Facility Documents and the exercise of the Borrower's rights and performance of its obligations under the Facility Documents constitute private and commercial acts performed for private and commercial purposes;

      18.1.18 all authorisations required from any governmental or other authority or from any shareholders or creditors of the Borrower for or in connection with the execution, validity and performance of the Facility Documents have been obtained and are in full force and effect;

      18.1.19 that, save as previously disclosed in writing to and agreed by the Lender, the Borrower is the legal and beneficial owner of the Property and of all the undertaking, assets and property comprised in the Securities;

      18.1.20 that the Borrower has complied with all the terms and conditions of the Scheme and the JTC Consent which at the relevant time is or are required to be complied with by the Borrower.

18.2 Each of the representations and warranties (except Clause 18.1.5) contained in the Clause 18.1 shall be true and correct in all material respects when deemed repeated on each Interest Payment Date.

18.3 The Borrower acknowledges that the Lender, has entered into this Agreement in reliance upon the representations and warranties contained in this Clause.


19.   AFFIRMATIVE UNDERTAKINGS

19.1 The Borrower hereby undertakes to and agrees with the Lender that so long as any moneys remain to be lent or remain payable under this Agreement and the Securities:-

      19.1.1 the Borrower shall maintain its corporate existence and will carry on and conduct its business in such a manner so as not to affect its ability to perform any of its obligations under the Facility Documents;

      19.1.2 the Borrower shall procure that the Facility Documents are and will be maintained in full force and effect and shall obtain:-

               (a) all such authorisations, licences and consents which are or may become necessary for the Borrower to perform its obligations under the Facility Documents and to comply with and observe all terms, conditions and restrictions (if any) imposed in connection with any of the foregoing and maintain or accomplish any filing, registration, documentation or claim with any court, judicial, administrative or governmental agency or other authority or person which may be or become necessary for such purposes; and

               (b) maintain in full force and effect all such authorisations, licences and consents as are referred to in Clause 18 and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations which may become necessary or advisable for the purposes stated therein;

      19.1.3 the Borrower shall from time to time on request by the Lender and at the Borrower's own expense, execute, sign, perfect, do and procure the doing of and if required register every document, act or thing as in the opinion of the Lender may be necessary for giving full effect to the Facility Documents or securing to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender in the Facility Documents;

      19.1.4 in so far as may be necessary, the Borrower shall amend its Memorandum and Articles of Association and any other corporate documents so as to enable the Borrower to observe and perform all the covenants, undertakings, terms, stipulations, conditions and other provisions of the Facility Documents;

      19.1.5 the Borrower shall use the Facilities exclusively for the purposes specified in Clause 3;

      19.1.6   the Borrower shall:-

               (a) furnish to the Lender annually and in any event not later than six (6) months after the close of each financial year of the Borrower beginning with the current financial year, certified copies of the Borrower's audited financial statements, in each case including a balance sheet and a profit and loss account together with its directors' reports for the period then ended prepared in accordance with generally accepted accounting practices and principles consistently applied in Singapore and certified by an internationally recognised firm of independent accountants acceptable to the Lender;

               (b) furnish to the Lender not later than thirty (30) days after the relevant period, certified copies of the Borrower's interim unaudited financial statements, in each case including a balance sheet and a profit and loss account relating to the Borrower containing financial information (in no less detail than those which had been prepared prior to the date of this Agreement) in respect of successive quarterly periods during the Borrower's financial years;

               (c) furnish to the Lender as soon as they are available and in any event not later than thirty (30) days after the end of each yearly period of this Agreement, a certificate signed by one of its directors certifying that there did not and does not exist any Event of Default or Potential Event of Default as at the end of such yearly period (or if an Event of Default or Potential Event of Default did exist, setting out details of the same and of any action taken or proposed to be taken to remedy it);

               (d) promptly furnish and provide the Lender with and permit the Lender to obtain all such statements, information, explanations and data (except information of a confidential or proprietary nature) as the Lender may reasonably require regarding the affairs, operations, administration, financial or corporate state or condition of the Borrower or any of the matters in this Clause 19 mentioned, and without prejudice to the generality of the foregoing, the Borrower shall allow EDB's representatives to examine and make copies of all records of the Borrower relating to the Facilities;

               (e) promptly notify the Lender of any material adverse change in the condition (financial or otherwise) of the Borrower and of any litigation, action, proceedings or claim being threatened or initiated against the Borrower before any court, tribunal, arbitrator or administrative agency or any other matter, and in all cases, which might materially and adversely affect the operations or financial condition of the Borrower or the Borrower's ability to perform its obligations under any of the Facility Documents; and

               (f) immediately notify the Lender of the occurrence of any Event of Default or Potential Event of Default after becoming aware thereof;

      19.1.7 the Borrower shall immediately upon the occurrence of the event concerned notify the Lender of:-

               (a) the giving of notice by the Borrower to convene a general meeting for passing any resolution to wind up the Borrower; or

               (b) the filing of any application for placing the Borrower under any scheme with a view to readjustment, rescheduling or deferral of its indebtedness generally or under the judicial management of a judicial manager or any analogous or equivalent process which they have in the courts of Singapore or in any other jurisdiction in which the Borrower carries on business; or

               (c) the filing of any petition for liquidation or winding-up of the Borrower.

                    Where such notification as aforesaid is given verbally by the Borrower to the Lender, the Borrower shall confirm the same in writing within twenty-four (24) hours thereof;

      19.1.8 the Borrower shall deliver to the Lender upon demand any documents or evidence under the provisions hereof the production of which has been waived and to comply with all the terms and conditions of any provisions hereof which have been waived;

      19.1.9 the Borrower shall ensure that at all times the claims of the Lender against the Borrower under this Agreement and the Securities shall rank at least pari passu in right and priority of payment with all its other present and future unsecured indebtedness;

      19.1.10 after the occurrence of an Event of Default, the Lender shall be entitled after prior notification to the Borrower to enter into and upon its premises and the Property and inspect the same and all property and assets whatsoever therein or thereon and to inspect all the records and statements of the Borrower and all the assets, property and undertaking comprised in the Debenture wherever the same may be situate and to make inventories, records or copies thereof and the Borrower shall give the Lender such written authorities or other directives and provide such facilities and access as the Lender may require for the aforesaid inspection and the Borrower agrees to pay all reasonable costs and expenses (including any travelling expenses) which the Lender may incur in connection with the inspection;

      19.1.11 the Borrower shall maintain a positive networth of not less than US Dollars Forty-Two Million (US$42,000,000.00) at all times. For the purpose of this Clause, "networth" means at any time in respect of the Borrower the amount calculated in accordance with generally accepted accounting principles in Singapore of the aggregate at the time of (i) the amounts paid up or credited as paid up in respect of its issued share capital, and (ii) its retained earnings less the aggregate at that time of (a) all losses carried forward to the extent to which the same have not been taken into account in the computation of retained earnings,
               (b) the amount of any deficit in reserves and excluding any surplus arising from a revaluation of the assets of the Borrower and (c) any amount attributable to goodwill;

      19.1.12 the Borrower undertakes with the Lender that at all times its financial position shall be such that Net Borrowings shall not exceed one hundred per cent (100%) of networth. For the purposes of this sub-clause, the expressions:-

               (a)  "networth" has the same meaning as in Clause 19.1.11;

               (b) "Net Borrowings" at any time means the aggregate Financial Indebtedness of the Borrower (including without limitation overdue interest and the capitalised element in accordance with generally accepted accounting principles in the Republic of Singapore of outstanding commitments under finance leases);

               (c) "Financial Indebtedness" means indebtedness incurred in respect of:

                    (i)     money borrowed or raised;

                    (ii) any bond, bill of exchange, note, loan stock, debenture, commercial paper or similar security or instrument;

                    (iii) acceptance, documentary credit or guarantee facilities;

                    (iv) deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business not exceeding ninety (90) days;

                    (v) rental payments so far as attributable to payments of capital under finance leases, whether in respect of land, building, machinery, equipment or otherwise;

                    (vi)    payments under hire purchase contracts;

                    (vii) factored debts, to the extent that there is recourse;

                    (viii) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

                    (ix) guarantees, indemnities or other assurances against financial loss in respect of indebtedness of any person falling within any of paragraphs (i) to
                            (viii) inclusive above; and

                    (x) amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above.

      19.1.13 the Borrower will conduct through the Lender a reasonable amount of banking transactions and unless otherwise agreed all banking transactions including foreign exchange) involving purchase of goods financed out of the proceeds of the Facilities;

      19.1.14 notwithstanding Clause 19.1.10, the Lender shall have the right after prior appointment with the Borrower to inspect the machinery and equipment set out in Schedules 2 and 3 and, if requested by the Lender, EDB's representatives shall have the right to inspect the machinery and equipment set out in Schedule 2, and all machinery plant and equipment on order prior to their despatch from the supplier to the Borrower and/or at any time thereafter;

      19.1.15 the Borrower shall comply and observe all the terms and conditions as are set out or varied from time to time by EDB in respect of the Scheme;

      19.1.16 the Borrower shall obtain all necessary licences and comply with all laws and regulations rules and orders relating to the carrying on of its business;

      19.1.17 the Borrower shall at all times fully comply with all the terms condition stipulations and undertakings contained in the Building Agreement, the Lease and the JTC Consent;

      19.1.18 the Borrower shall duly pay all property taxes from time to time levied upon the Property prior to the date on which penalties become attached thereto;

      19.1.19 the Borrower will, unless otherwise agreed by the Lender in writing, take out and maintain or cause to be taken out and maintained all risks policies of insurance in the joint names of the Borrower and the Lender with an insurance company nominated or selected by the Lender, fully insuring the Property and all machinery and equipment financed or to be financed from the Facilities against, inter alia, loss or damage by fire, lightning, riots, extraneous perils and all other risks commonly covered with respect to properties and business of a similar kind and such policies shall be in such amounts and shall contain such terms and provisions as shall be reasonably approved by the Lender, and shall contain standard mortgagee clauses naming as loss payee the Lender and the policies shall be delivered to and retained by the Lender; that the Borrower will punctually pay all premiums payable in respect of the said policies of insurance and submit to the Lender copies of the receipts for such payments and will, in respect of premiums payable for renewal of such policies, pay the premiums before the expiry dates of the policies and submit to the Lender copies of the receipts for every such payment not less than three (3) Business Days before such expiry date, and if the Borrower fails to comply with the provisions of this sub-clause the Lender may at its discretion (but without any obligation on its part to do so) have such insurance effected at the cost of the Borrower and all moneys paid by the Lender in respect of such insurance shall on demand be repaid by the Borrower to it and until repayment shall be added to the principal moneys secured by the Securities and bear interest at the applicable Default Interest Rate and all other statutory powers of insurance for the said moneys so paid by the Lender as aforesaid may be exercised by the Lender;

      19.1.20 the Borrower will not, except with the consent of the Lender, effect or keep on foot any insurance against any risk in respect of any building or structure on the Property where any insurance hereinbefore mentioned has been effected or kept on foot;

      19.1.21 all moneys received or receivable under any of the policies of insurance taken for the machinery and equipment financed from the Facilities by whomsoever effected shall be paid to the Lender and applied towards making good the loss or damage incurred or at the election of the Lender towards payment to the Lender in reduction of the Total Indebtedness in such manner as the Lender may agree and if any such moneys are received by the Borrower the Borrower shall hold the same in trust for the Lender and pay it promptly to the Lender or as the Lender shall direct and the Lender may receive and give a good discharge for any such moneys;

      19.1.22 all moneys received or receivable under any of the policies of insurance taken for the Property by whomsoever effected shall be paid to the Lender and applied towards reinstatement of the Property (unless JTC permits otherwise in which event such moneys may be applied by the Lender towards reduction of the Total Indebtedness in such manner as the Lender may agree) and if any such moneys are received by the Borrower the Borrower shall hold the same in trust for the Lender and pay it promptly to the Lender or as the Lender shall direct and the Lender may receive and give a good discharge for any such moneys;

       19.1.23 the Borrower shall, within seven (7) days of the receipt thereof, give to the Lender full particulars of any notice, order, permission or proposal given issued or made to the Borrower affecting the Property by or on behalf of any planning, local government, public health, sanitary, housing or other authority and which in the reasonable opinion of the Lender could materially affect the Property and if so required by the Lender produce such notice, order, permission or proposal to the Lender together with such copies thereof as the Lender may reasonably require and also within the period prescribed by such notice, order, permission or proposal take all reasonable or necessary steps to comply with the provisions of such notice, order, permission or proposal and also at the reasonable request of the Lender and at the costs of the Borrower make or join with the Lender in making such objection or representation against or in respect of any such notice, order, permission or proposal as the Lender shall reasonably deem expedient;

       19.1.24 the Borrower shall execute all deeds, agreements, assignments or confirmation and also all other things as may be necessary to assign to the Lender all the rights, benefits and interest in any agreement that the Borrower may execute with JTC.


20.    NEGATIVE UNDERTAKINGS

       The Borrower undertakes that, so long as any moneys remain to be lent or remains payable under this Agreement and the Securities, it shall not, without the Lender's prior written consent (which consent shall not be unreasonably withheld):-

20.1 sell, transfer or otherwise assign, deal with or dispose of all or any part of its business (whether outright by a sale and repurchase or sale and leaseback arrangement or otherwise) or (except (i) as permitted under the terms of this Agreement or any of the Securities or (ii) for good consideration in the ordinary course of its business or (iii) for disposal of obsolete assets, or production assets no longer required for the purpose of the Borrower's business, in each case, for cash on normal commercial terms or (iv) payment of cash as consideration in the acquisition of any asset on normal commercial terms or (v) for disposals of non-production assets where the aggregate value of such assets disposed of in a financial year does not exceed Singapore Dollars One Hundred Thousand (S$100,000.00) in the total) its assets or property or revenues, whether by a single transaction or a number of transactions whether related or not and whether voluntarily or involuntarily;

20.2 redeem any of the Borrower's issued shares or reduce the Borrower's registered and paid up share capital;

20.3 create or agree or permit to subsist or arise any encumbrance whatsoever, whether fixed or floating or otherwise howsoever, on or over or all or any part of the Property or any of the Borrower's other properties or assets or revenues or any part thereof, both present and future whatsoever and wheresoever situate except that the foregoing prohibitions shall not apply to (i) pledges of goods, the related document of title and/or other related documents as security for indebtedness directly relating to such goods or documents on or over which that pledge exists,
       (ii) security arising out of title retention provisions in a supplier's standard conditions of supply of goods purchased by the Borrower in its ordinary course of business and (iii) any encumbrance created by the Securities and the CTB Securities;

20.4 enter into any agreement or obligation which could materially and adversely affect the ability of the Borrower to perform its obligations under the Facility Documents;

20.5 make any substantial alterations to the nature of the business of the Borrower from that carried on at the date of this Agreement or amend or alter any of the provisions in the Borrower's Memorandum and Articles of Association or any corporate documents relating to the borrowing powers and principal business activities of the Borrower;

20.6 terminate any of the principal businesses of the Borrower as now conducted;

20.7 effect, carry out, undertake or permit any form of re-construction, re-organisation, amalgamation, take-over or permit any change of the shareholdings held by Tsai Chung-Che who must at all times own beneficially, not less than nine per cent (9%) of the issued and paid-up share capital of the Borrower or any scheme of arrangement or compromise or any other scheme affecting its existing constitution or structure of share holdings except that the foregoing prohibition shall not apply to the listing of the shares of the Borrower for quotation on the official list of The Stock Exchange of Singapore Limited;

20.8 borrow or in any way obtain loans or advances or raise money or credit from any other bank;

20.9 make advances or loans to any person whatsoever or provide guarantees or indemnities to secure advances or loans to any person whatsoever or be in any manner directly or indirectly or contingently liable for any indebtedness or other obligation of any person except to or for the benefit of the Borrower's employees;

20.10 factor or assign any of its accounts receivables except pursuant to the CTB Securities;

20.11 make any change or variations to the Building Agreement the Lease or the JTC Consent; and

20.12 lease or licence or agree to let, lease or licence or part with possession of the Property or any part thereof save as previously disclosed in writing to and agreed by the Lender.


21.    DEFAULT IN PAYMENT OF EXPENSES

       In addition to and not in derogation of the other provisions of this Agreement, if the Borrower shall fail or refuse to pay any insurance premia, legal fees, stamp duty, travelling expenses and other commission, costs, fees, charges and expenses which the Borrower is liable to pay under any provision of the Facility Documents the Lender may at its discretion after giving not less than three (3) days' notice to the Borrower (such notice will not be required for any payment of insurance, stamp duty, taxes and JTC's and any governmental authority's costs, charges and expenses) pay the same (but shall not be under any obligation to do so) and if such payment is made by the Lender the Borrower shall forthwith on demand repay the same to the Lender together with interest thereon at the applicable Default Interest Rate or such other rate as may be prescribed from time to time by the Lender calculated from the date of payment thereof up to the date of repayment (as well after as before judgment), and until so repaid shall be subject to and secured by this Agreement and the Securities held by the Lender.

22.   EVENTS OF DEFAULT

22.1  Upon the happening of any of the following events:-

      22.1.1 if the Borrower does not pay any moneys (whether principal interest or otherwise) payable by it under the Facility Documents at the place at and in the currency and funds in which it is expressed to be payable when it is due or otherwise in accordance with the provisions thereof provided that such failure shall not be an Event of Default if (i) it occurs by reason only of technical difficulties affecting the transfer of funds from the Borrower and (ii) the Lender receives such sum within three (3) days after it is due or payable otherwise in accordance with the provisions thereof; or

      22.1.2 if the Borrower commits or threatens to commit a breach of any of the covenants, undertakings, stipulations, terms and conditions or provisions contained in any of the Facility Documents and in respect only of a breach which in the reasonable opinion of the Lender is capable of remedy such breach is not rectified within fourteen (14) days after notice of such breach has been given by the Lender to the Borrower; or

      22.1.3 if any representation or warranty made by the Borrower in or in connection with any of the Facility Documents or any of the documents called for under any of the Facility Documents is incorrect or untrue in any material respect at the time it was made or reported or deemed to have been made or reported or ceases to be true and correct in any material respect; or

      22.1.4 if any of the accounts of the Borrower delivered to the Lender under Clause 19.1.6 are qualified in a manner or to an extent unacceptable to the Lender; or

      22.1.5 if any other indebtedness of the Borrower for borrowed moneys shall not be paid at its stated maturity or by reason of its default shall become due or be declared due prior to its stated maturity or any creditor of the Borrower becomes entitled to declare any indebtedness of the Borrower for borrowed moneys due and payable before its stated maturity; or

      22.1.6 if the Borrower becomes insolvent, is unable to pay its debts as they fall due, stops or suspends payment of all or a material part of its debts, begins negotiations or takes any proceedings or other step with a view to readjustment, rescheduling or deferral of all its indebtedness (or of a material part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of any indebtedness on the part of the Borrower for any moneys whatsoever; or

      22.1.7 if any competent order is made or step or petition is taken by any person for the dissolution, winding-up, reorganisation, reconstruction or insolvency of the Borrower or for the appointment of a liquidator, receiver, administrator, trustee, judicial manager or other similar officer over its assets and undertakings or part thereof except that it shall not be an Event of Default in the case of a reorganisation or reconstruction permitted under Clause 20.7; or

      22.1.8 if the Borrower shall cease or threaten to cease to carry on any of the principal businesses as now conducted or changes or threatens to change the nature or scope of any of its principal businesses, whether voluntarily or involuntarily; or

      22.1.9 if a distress or execution or other similar or analogous proceeding is levied or enforced upon or issued against any part of the properties or assets of the Borrower; or

      22.1.10 if any legal, administrative or arbitration proceeding, suit or action of any kind whatsoever (whether criminal or civil) is instituted against the Borrower which in the reasonable opinion of the Lender will materially and adversely affect the ability of the Borrower to repay the amounts payable to the Lender under any of the Facility Documents, or the ability of the Borrower to perform its obligations under any of the Facility Documents; or

      22.1.11 if any present or future security on or over all or a material part of the assets of the Borrower becomes enforceable; or

      22.1.12 if the Borrower shall transfer or otherwise dispose of all or any substantial part of its business or assets except in accordance with Clause 20.1; or

      22.1.13 if any agency of any state threatens to or seizes, compulsorily acquires, expropriates or nationalises all or any material part of the assets or properties of the Borrower; or

      22.1.14 if it is or will become unlawful for the Borrower to perform or comply with any one or more of its material obligations under the Facility Documents; or

      22.1.15 if any of the authorisations referred to in any of the Facility Documents is not obtained or granted or ceases to be in full force and effect or is modified (unless such authorisation is no longer required or applicable); or

      22.1.16 if there shall occur a material adverse change in the business, assets or financial position of the Borrower or if in the reasonable opinion of the Lender the Borrower may be unable to perform its obligations under any of the Facility Documents and notice thereof has been given to the Borrower; or

      22.1.17 if the Borrower is declared by the Minister to be declared company under the provisions of Part IX of the Companies Act (Chapter 50, Singapore Statutes); or

      22.1.18 if a notice or proposal for compulsory acquisition of the Property or any material part thereof shall be issued or made under or by virtue of an Ordinance Act of Parliament or other statutory provision; or

      22.1.19 if at any time, any act condition or thing required to be done, fulfilled or performed by the Borrower in order:-

               (a) to enable the Borrower to execute and enter into the Facility Documents and perform and fulfil its obligations and liabilities in terms thereof;

               (b) to ensure that the Facility Documents constitute legal valid and binding obligations on the Borrower enforceable against the Borrower in accordance with its terms;

               (c) to ensure that the Facility Documents are admissible in evidence in Singapore and such other states and countries that the Lender may require,

               is not done, fulfilled or performed; or

      22.1.20 the management of the Borrower as at the date of this Agreement is wholly or substantially displaced or has its authority curtailed; or

      22.1.21 if the security under any of the Securities is in jeopardy and notice thereof has been given to the Borrower; or

      22.1.22 it becomes impossible for the Borrower or any other party to the Facility Documents to perform any of its obligations thereunder or for the Lender to exercise all or any of its rights, powers and remedies thereunder; or

      22.1.23 if the Borrower no longer meets the eligibility criteria as stipulated from time to time by the EDB and becomes ineligible for assistance under the Scheme,

      the Lender may at any time thereafter by notice in writing to the Borrower declare the Total Indebtedness to be immediately due and payable whereupon they shall become so due and payable without further demand, notice or other legal formality of any kind.

22.2  Upon such declaration by the Lender pursuant to Clause 22.1:-

      22.2.1 the Lender shall be entitled to apply any credit balance standing to any account of the Borrower with the Lender and in whatever currency towards satisfaction of any sum due to the Lender from the Borrower on any account whatsoever (without prejudice to the generality of Clause 17);

      22.2.2 the Lender's commitment under this Agreement shall automatically be cancelled and forthwith cease; and

      22.2.3 the Borrower shall procure the immediate discharge and cancellation of all Letters of Credit which are then still in force or pay to the Lender an amount sufficient for the Lender to obtain such discharge and cancellation; and

      22.2.4 the Lender shall be entitled to exercise forthwith all or any of its rights, powers or remedies under the Facility Documents including the power of sale and without prejudice to the generality of the foregoing, the power of sale shall be exercisable without any restrictions imposed by section 25 of the Conveyancing and Law of Property Act (Chapter 61, Singapore Statutes) and the provisions of that section 25 shall be so varied and extended in their application to the Securities so that all the statutory powers may be exercised in accordance with the provision of this Clause 22.2.

22.3 In the event that any sum of the Total Indebtedness paid by the Borrower under the Facility Documents is for payment of any amount owing to the Lender which is of a contingent nature ("Earmarked Sum") that Earmarked Sum shall be held by the Lender with the intent that in the event of the occurrence of that contingency, the Earmarked Sum shall be utilised towards the discharge of that contingent liability. If the said contingency eventually does not occur, the Earmarked Sum shall be returned to the Borrower without interest.


23.   INDEMNITY

23.1 Without prejudice to the foregoing terms and provisions, the Borrower shall on demand indemnify the Lender and hold the Lender harmless from and against all losses, expenses, costs or liabilities whatsoever, legal or otherwise, which the Lender may reasonably sustain, suffer or incur as a consequence of:-

      23.1.1 any failure to borrow any Loan in accordance with a Notice of Drawing or to proceed with the Letter of Credit in accordance with a L/C Application or any prepayment of a Loan under TL 1 or TL 3 otherwise than on the last day of an Interest Period relating to such Loan (if permitted); or

      23.1.2  the occurrence of any Event of Default.

23.2 Such losses, expenses, costs or liabilities shall include but not be limited to such amount as the Lender shall certify (such certification being conclusive and binding upon the Borrower save for any manifest error) as being necessary to compensate the Lender for (a) any loss of interest or commission incurred on account of such default, and (b) any costs, interest, commission or fees paid or payable on account of any funds borrowed in order to carry or maintain any unpaid amount including without limitation any loss which the Lender shall certify as sustained or incurred by it in maintaining or funding the Facilities or any part thereof or in liquidating or in re-employing deposits from third parties acquired to effect or maintain the Facilities or any part thereof as a consequence of any prepayment of the Facilities or part thereof being made (for any reason whatsoever) except to the extent that such interest, commission or fees are recovered under the provisions of this Agreement.


24.   CURRENCY INDEMNITY

24.1 The obligation of the Borrower shall be to pay the obligations or liabilities in the same currency in which the said obligations or liabilities are incurred ("relevant currency"). Any amount received or recovered in a currency other than the relevant currency (whether as a result of, or arising from the enforcement of, a judgment or order of a court of any jurisdiction, in the dissolution of the Borrower or otherwise) in respect of any sum expressed to be due to the Lender from the Borrower under the relevant Facility Document shall only constitute a discharge to the Borrower to the extent of the relevant currency amount which the Lender is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

24.2 If that amount in the relevant currency is less than the relevant currency amount expressed to be due to the Lender under the relevant Facility Document, the Borrower shall indemnify the Lender against any loss sustained by it as a result thereof. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase. For, the purpose of this Clause, it shall be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

24.3 These indemnities constitute a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender hereto and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any judgment or order. No proof or evidence of any actual loss is required.


25.   SPECIAL CONSULTANT

25.1 If there shall have arisen circumstances which lead the Lender to reasonably determine that the Borrower is or will be unable to perform any of its material obligations under any of the Facility Documents, the Borrower will, notwithstanding that none of the events mentioned in Clause 22.1 has occurred, forthwith upon the Lender's request appoint a Special Consultant nominated by the Lender. In the event of the Borrower failing to make the appointment, the Lender shall be entitled at its discretion at any time thereafter to appoint the Special Consultant on the Borrower's behalf.

25.2 The Lender shall have the full discretion to nominate any person suitably qualified to be a Special Consultant and, without limiting the generality of the foregoing, the Lender may for the purpose nominate an accountant, lawyer, banker or engineer.

25.3 The Special Consultant so appointed (whether by the Borrower or by the Lender on the Borrower's behalf) shall be the agent of the Borrower and the Borrower shall be solely responsible for his acts, defaults and remuneration. The Special Consultant shall perform and carry out all such duties and functions as the Lender may specify which may, without limitation, include the following:-

      25.3.1 to carry out an audit for the accounts of the Borrower and report the outcome of such audit to the Lender;

      25.3.2 to verify and submit to the Lender a list of the Borrower's account receivables; and

      25.3.3 to verify and submit to the Lender a list of the Borrower's creditors.


26.   WAIVER

26.1 The Lender may from time to time waive either unconditionally or on such terms and conditions as it may reasonably deem fit any breach by the Borrower of any of the covenants, undertakings, stipulations, terms and conditions contained in the Facility Documents and any modification thereof but without prejudice to its powers, rights and remedies for enforcement thereof Provided Always that:-

      26.1.1 neither any neglect nor forbearance of the Lender to require and enforce payment of any moneys under or the performance and observance of any covenants, undertakings, stipulations, terms and conditions contained in any of the Facility Documents, nor any time which may be given to the Borrower shall in any way prejudice or affect any of the rights, powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions of the Facility Documents; and

      26.1.2 no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the covenants, undertakings, stipulations, terms or conditions aforesaid.

26.2 Any such waiver and any consent by the Lender under any provision of the Facility Documents must be in writing and may be given subject to any conditions reasonably deemed fit by the Lender. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


27.   INDULGENCE OF LENDER NOT TO DISCHARGE BORROWER

      The liability of the Borrower hereunder shall not be impaired or discharged by reason of the fact that any person is or has become in any way, whether with or without the acceptance of the Lender, liable to pay any of the moneys owing by the Borrower hereunder or by reason of any time or other indulgence being granted by or with the consent of the Lender to any such person or by reason of any arrangement being entered into or composition accepted by the Lender modifying the operation of law or otherwise the rights and remedies of the Lender under the provisions of this Agreement.


28.   PAYMENT OF COSTS

      The Borrower shall indemnify the Lender for and shall pay forthwith to the Lender on demand:-

28.1 all reasonable expenses including stamp, documentary and other duties (whether as a penalty or otherwise), legal fees, goods and services tax, administrative, registration and execution fees, out-of-pocket expenses and any other reasonable costs or charges incurred or expended by the Lender in connection with the negotiation, preparation or completion of the Facility Documents; and

28.2 all expenses including all legal fees as between solicitors and clients (on a full indemnity basis) and other expenses, costs and disbursements whatsoever including but not limited to stamp or other duties incurred by the Lender in connection with any variation, consent or approval relating to the Facility Documents or in connection with demanding and enforcing payments of moneys due under the Facility Documents or otherwise howsoever in the enforcement or attempted enforcement of any of its rights under any of the Facility Documents or incurred in connection with any delay or omission on the part of the Borrower to pay stamp or other duties in connection with any of the Facility Documents or any other documents called for by the terms of any of the Facility Documents.


29.   NOTICE

29.1 Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served under this Agreement to or on any party under this Agreement may be delivered at or sent by prepaid registered post or by telex or facsimile transmission to the address, telex number or facsimile number and marked for the attention of the person or department (if any) from time to time designated by that party for the purpose of this Agreement and shall be deemed to be duly served:-

      29.1.1  if it is delivered, at the time of delivery;

      29.1.2 if it is sent by prepaid registered post, forty-eight (48) hours after posting thereof; or

      29.1.3 if it is sent by telex or facsimile transmission, immediately after transmission thereof if the date of transmission is a Business Day, and if the date of transmission is not a Business Day, then the notice by telex or facsimile transmission shall be deemed to be served an the next Business Day.

29.2 Any communication from the Borrower shall be irrevocable, and shall not be effective until actually received by the addressee. Except as otherwise expressly provided herein, all notices, requests, demands or other communications which are required by this Agreement to be in writing may be made by telex or facsimile transmission.

29.3 Each notice, request demand or other communication in connection herewith may be given to or served on the relevant party at its address, telex number or facsimile number set out below or as such party hereto shall from time to time notify the other parties.

      The Borrower

      UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD
      31 Exeter Road #14-01/04
      Comcentre I Tower
      Singapore 239732

      Attention: Stephen Lin

      Facsimile: 5511155

      The Lender

      THE DEVELOPMENT BANK OF SINGAPORE LIMITED
      Institutional Banking, Singapore Corporate 1
      6 Shenton Way
      DBS Building
      Tower One
      Singapore 068809

      Attention: Managing Director,
                 Institutional Banking, Singapore Corporate 1

      Facsimile: 65-3235410

29.4 For the purposes of this Clause 29, each of the parties hereto shall from time to time notify the other parties in writing of an address in Singapore where such notice, request or demand or other communication as aforesaid can be given or served.


30.   DISCLOSURE

      Without prejudice to all rights of the Lender to disclose information relating to the accounts of the Borrower, and for all purposes whether under common law or Section 47(4)(a) of the Banking Act (Chapter 19, Singapore Statutes), or otherwise, the Borrower hereby irrevocably (so long as any moneys or liabilities shall remain owing or unpaid to the Lender under any of the Facility Documents or any banking facility or service is extended by the Lender to the

Borrower) permits the Lender and all persons to whom Section 47(3) of that Act applies, to disclose (whether with or without notice to the Borrower and whether orally or in writing) any information whatsoever concerning any matters or transactions in relation to the Facilities and the account(s) (including any information whatsoever regarding the money or other relevant particulars of any account) which the Borrower now has or may hereafter have with the Lender:-

30.1 to the Commissioner of Stamp Duties, the Registrar of Companies, Registrar of Businesses, Registrar of Titles, Registrar of Deeds and/or any other government officials or departments or relevant bodies for purposes in connection with stamping (or assessment of stamp duties on), registering, lodging or filing any or all documents or conducting of searches in connection with the Facilities;

30.2 to CTB, the Monetary Authority of Singapore and any other governmental authority;

30.3 to any solicitor acting for the Lender, the Borrower or any party involved with the Facilities or any security therefor, in relation to the accounts of the Borrower, the Facilities and any security given in connection therewith or any other party mentioned in the foregoing provisions of this Clause, and save aforesaid the Lender shall obtain the Borrower's prior written consent (such consent not to be unreasonably withheld) prior to the disclosure of any matter set out above.


31.   SUCCESSORS AND ASSIGNS

31.1 This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and the successors in title and assigns of the Lender and any reference in this Agreement to any party shall be construed accordingly. All undertakings, agreements, representations and warranties given, made or entered into by the Borrower under this Agreement shall survive the making of any assignments hereunder.

31.2 The Borrower shall have no right to assign or transfer any of its rights or obligations hereunder and it shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations hereunder, and for the due and punctual observance and performance thereof.

31.3  (a)  The Lender may at any time, after giving to the Borrower prior notice in writing of its intention to do so, assign all or part of its rights or transfer all or part of its obligations under this Agreement to any one or more banks or other lending institutions (each of which is in this Clause 31.3 called an "Assignee Lender") Provided that within fourteen (14) days of the Borrower's receipt of such notification, the Borrower may by giving not more than fifteen
           (15) days' prior notice in writing to the Lender, prepay, without prepayment fee or premium (but without prejudice to Clause 23 which shall nevertheless apply), to the Lender all Loans, accrued interest and all other sums payable under the Facility Documents and procure the immediate discharge and cancellation of the Letters of Credit which are then still in force or pay to the Lender an amount sufficient for the Lender to obtain such discharge and cancellation.

31.3  (b)  Any such Assignee Lender shall be treated as a party to this
           Agreement for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it and all references in this

           Agreement to the Lender (hereinafter called the "Assignor Lender") shall subsequently be construed as references to the Assignor Lender and its Assignee Lender or Assignee Lenders to the extent of their respective participation and the Borrower shall subsequently look only to the Assignee Lender or Assignee Lenders (to the exclusion of the Assignor Lender) in respect of that proportion of the Assignor Lender's obligations under this Agreement as corresponds to such Assignee Lender's or Assignee Lenders' respective participation in this Agreement and accordingly the Assignor Lender's commitment under this Agreement shall be appropriately reduced and the Assignee Lender shall assume a commitment (or, as the case may be, the Assignee Lenders shall proportionately assume commitments in aggregate) equal to such reduction in the Assignor Lender's commitment under this Agreement.

      (c) In the event the Lender does not receive a notice from the Borrower pursuant to the provisions of the proviso to Clause 31.3(a) within fourteen (14) days of the Borrower's receipt of its notification to the Borrower of its intention to assign, then, the Lender may proceed to assign all or part of its rights or transfer all or part of its obligations under this Agreement and without prejudice to the generality of Clause 30, the Lender may disclose to the Assignee Lender or Assignee Lenders or potential assignee or transferee such information about the Borrower as the Lender shall consider appropriate.


32.   SEVERABILITY

      If any one or more of the provisions contained in the Facility Documents or any part of such provisions shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions or part thereof contained therein shall not in any way be affected or impaired but the Facility Documents shall be construed as if such invalid, unlawful or unenforceable provision or part thereof had never been contained therein.


33.   EVIDENCE

      The entries made in the accounts maintained by the Lender in accordance with its usual practice and a statement or certificate in writing signed by the Lender or its servant or any person nominated by the Lender under the hand of any authorised officer of the Lender certifying (a) the amount due at any time in respect of any moneys owing or payable by the Borrower to it and/or any liabilities incurred by it and payable by the Borrower to it under or by virtue of any terms, conditions or stipulations of the Facility Documents, (b) any interest rate applicable to it, (c) its cost of funds or (d) any other matter provided in the Facility Documents shall (in the absence of any manifest error) be prima facie evidence of the amounts of the obligations of the Borrower and of the matters so certified.


34.   CTB SECURITIES

34.1 At the request of the Borrower, the Lender agrees that the Borrower may, subject to the terms and conditions herein, obtain banking facilities of up to an aggregate principal amount of United States Dollars Twenty million (US$20,000,000.00) from CTB ("CTB Facilities") to be secured by the CTS Securities provided:-

      (a) the terms and conditions of the CTB Facilities shall be on terms and conditions comparable to the terms and conditions of the Lender under the Facilities (excluding TL 2) and without prejudice to the generality of the foregoing and in particular, the interest rates, fees and financing periods for the CTB Facilities, shall not exceed those charged or otherwise agreed by the Borrower and the Lender under this Agreement; and

      (b) subject to this Clause, the CTS Securities may, at most, rank pari passu, without preference or priority, with the Securities; and

      (c) the Borrower shall and shall procure CTB to enter into a security sharing deed with the Lender in a form mutually agreed between the Lender and CTB for regulating the rights and interests between the Lender and CTB in respect of the Securities and the CTB Securities; and

      (d) save for the CTB Securities, the Borrower shall not create or attempt or agree or permit to subsist or arise any encumbrance whatsoever, whether fixed or floating or otherwise howsoever, on or over or all or any part of the Borrower's other properties or assets or revenues or any part thereof, both present and future whatsoever and wheresoever situate in favour of CTB.

34.2 The Lender and the Borrower hereby acknowledge and agree that in the event any of the provisions contained in Clause 34.1(a) to (d) are not complied with to the satisfaction of the Lender, except for this Clause 34, any reference to CTB or CTB Securities in any of the Facility Documents shall have no effect whatsoever.


35.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

      This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.


36.   SECURITIES

36.1  The Total Indebtedness shall be secured by the Securities.

36.2 The Facility Documents shall bind and continue to bind the Borrower notwithstanding the occurrence at any time whether before, on or after the execution of the Facility Documents of:-

      36.2.1 any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the company by which the business of the Borrower or the Lender may for the time being be carried on and shall be available to the company carrying on the business of the Borrower or the Lender for the time being; or

      36.2.2 any winding-up (whether voluntary or compulsory), amalgamation or reconstruction of or affecting the Borrower or the Lender, or

      36.2.3 any order placing the Borrower or the Lender under judicial management of a judicial manager.

36.3 The powers which each of the Facility Documents confers on the Lender thereunder are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law and may be exercised as often as the Lender thinks appropriate in accordance with each of the Facility Documents.

36.4 The Lender shall not be liable for any loss or damage suffered by the Borrower on account of any delay in executing any of the Facility Documents.


37.   MERGER

      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and shall supersede all oral statements and prior writings with respect thereof.

                                   SCHEDULE 1

                                 SWAP Offer Rate


DETERMINATION OF SWAP OFFER RATE FOR EACH INTEREST PERIOD

The swap offer rate (the "Swap Offer Rate") for Interest Period will be the percentage rate per annum determined by the Lender two (2) Business Days prior to the first day of the relevant Interest Period as follows (rounded to the nearest five decimal places if necessary):

Swap Offer      =     (US$ SIBOR x (365/360)) plus
Rate                  ((Swap Points/Spot) x (36500/Days)) plus
                      ((Swap Points/Spot) x US$ SIBOR x (365/360))

Where,
US$ SIBOR       :     is the US$ interbank offered rate in Singapore, for a
                      period ("Period") equal or approximately equal to the Interest Period, appearing on page 7311 of the Telerate screen under the column entitled "Fixing" at approximately
                      11.00 a.m. Singapore time, two (2) Business Days prior to the first day of such period (the "Determination Date") after such page has been updated to reflect the fixing on the Determination Date. If such rate is not available, US$
                      SIBOR shall be the arithmetic mean (rounded, if necessary, to the nearest five decimal places) of the following quotations: (x) the offered quotations (as communicated to the Lender) by the principal Singapore offices of all banks that most recently appeared on Page 7311 of the Telerate screen, at such time for US$ deposits for the period to leading banks in Singapore interbank market or, if less than two (2) such banks communicate such quotations to the Lender, (y) the rates (as communicated to the Lender) as at approximately 11.00 a.m. New York time on the Determination Date at which such deposits are offered to leading European banks by three (3) prime banks in the City of New York (designated by the Lender) for such deposits quoted two (2) Business Days prior to the first day of such period.

Swap Points     :     is the average, expressed in decimal form (where one Swap
                      Point equals 1/10,000 or 0.0001), of the Swap Point offer quotations, provided by the Lender at approximately
                      11.00 a.m. Singapore time on the Determination Date, being the difference between the rates (expressed as a value of S$ per US$) at which the Lender would simultaneously buy US$in exchange for S$ on the first day of such Interest Period and sell US$ in exchange for S$ on the Interest Payment Date corresponding to such Interest Period, such difference being a negative number if the quotation is priced at a discount to the spot rate or a positive number if the quotation is priced at a premium to the spot rate.

Spot            :     is the rate of exchange calculated by the Lender to be the arithmetic mean of the spot buying and selling rates (by cable transfer) in the Singapore foreign exchange market of US$ in exchange for S$ (expressed as a value of S$ per US$), as provided by the Lender at approximately
                      11.00 a.m. Singapore time on the Determination Date

Days            :     is the actual number of days in such Interest Period.

                                    SCHEDULE 2


                    Machinery and Equipment financed by TL 2
                    ----------------------------------------


Equipment                                                                 Units
---------                                                                 -----


T5581 -- Advantest Memory System to perform testing                         4
of all memory devices

M6741A -- Advantest Handler -- Handling Devices for                         8
testing devices

J971-SP -- Teradyne 60MHZ Upgradable to 120MHZ                              3
Tester for logic devices, with built in option of CTV, MTV,
VTV, HCVS and with 2M Vector, 288 Channel

J971-SM                                                                     1

Delta RFS -- Test Handler with pick and place mechanism                     3
to handle big or fragile package units

                                   Schedule 3


                                    [Table]

                                       45


                                    [Table]

                                       46


                                    [Table]

                                       47


                                    [Table]

                                       48


                                    [Table]

                                    SCHEDULE 4


                             Form of L/C Application

                                                   Five (5) Business Days before
                                                   proposed issue or renewal of
                                                   Letter of Credit


The Development Bank of Singapore Limited
No. 6 Shenton Way
DBS Building Tower 1, Institutional Banking
Singapore Corporate 1
Singapore 068809
("the Bank")


Attention:


Dear Sir

Re:  UNITED TEST AND ASSEMBLY CENTER(S) PTE LTD
     LETTER OF CREDIT FACILITY OF UP TO US$5,000,000
     -----------------------------------------------

Pursuant to Clause 5 of the Loan Agreement dated ___________________ 199 made between ourselves and yourselves ("the Agreement") in respect of the Letter of Credit Facility (as defined in the Agreement), we hereby give you notice for the issue or renewal of a Letter of Credit as per attached application form.

We confirm:-

(a) that each of the representations and warranties contained in Clause 18 of the Agreement are true and correct in all material respects as though made on the date of this L/C Application and on the proposed date of issue or renewal of the Letter of Credit with reference to facts and circumstances then subsisting; and

(b) that as at the date hereof, no Potential Event of Default or Event of Default (other than any waived) has occurred and is continuing or will occur as a result of the issue or renewal of the Letter of Credit.

Terms in the Agreement have the same meanings when used in this application.



Yours faithfully,
UNITED TEST AND ASSEMBLY CENTER(S) PTE LTD



-------------------------------------
Name:
Title:


* Attach application form as required by The Development Bank of Singapore
  Limited

                                   SCHEDULE 5


                                NOTICE OF DRAWING

                                                   Five (5) Business Days before
                                                               date of borrowing


The Development Bank of Singapore Limited
No. 6 Shenton Way
DBS Building Tower 1, Institutional Banking
Singapore Corporate 1
Singapore 068809
("the Bank")


Attention:


Dear Sir


Re:  UNITED TEST AND ASSEMBLY CENTER(S) PTE LTD
     ------------------------------------------

     Pursuant to Clause 7 of the Loan Agreement dated _______________ 199 made between ourselves and yourselves ("the Agreement") in respect of inter alia, the TL 1*/TL 2*/TL 3* (as defined in the Agreement) we hereby give you notice for the following:-

1.   Amount & Currency         :            (             )

2.   Date of borrowing of Loan :

3.   Payment                   :  *Please credit the full amount of the Loan to
                                  our account number

                                  *Please issue cheque in favour of

4.   Purpose of Loan           :

5.   Supporting Documents:-

     The following supporting documents accompany this Notice of Drawing:-

     (a)

     (b)

     (c)

6.   Confirmation:

     We confirm:-

     (a) that each of the representations and warranties contained in Clause 18 of the Agreement are true and correct in all material respects as though made on the date of this Notice of Drawing and on the proposed date of borrowing of the Loan with reference to facts and circumstances then subsisting; and

     (b) that as at the date hereof, no Potential Event of Default or Event of Default (other than any waived) has occurred and is continuing or will occur as a result of the borrowing of the Loan.

Terms in the Agreement have the same meanings when used in this notice.



Yours faithfully,
UNITED TEST AND ASSEMBLY CENTER(S) PTE LTD




-----------------------------------
Name:
Title:

*Please delete whichever is inapplicable

       IN WITNESS WHEREOF the parties hereto have executed this Agreement.



The Common Seal of UNITED TEST AND          )
ASSEMBLY CENTER (S) PTE LTD was             )
hereunto affixed in the presence of:-       )
                                                                     [SEAL]


                                   DIRECTOR:           /s/ [SIGNATURE]
                                            ------------------------------------





                                   DIRECTOR/SECRETARY: /s/ [SIGNATURE]
                                                      --------------------------




SIGNED SEALED and DELIVERED by           )
THE DEVELOPMENT BANK OF                  )
SINGAPORE LIMITED by its Attorney        )
JOAN TING WONG                           )
acting under a Power of Attorney dated   )        /s/ Joan Ting Wong
23 MARCH 1998 (a copy                    )        ------------------------------
of which was on 27 MARCH                 )
1998 deposited in the Registry, Supreme  )
Court, Singapore and registered as       )
No. 1920 of 1998) in the presence of:-   )


                                                 /s/ Tan Ting Yang
                                                 -------------------------------

     I, JULIE H. C. SIM, an Advocate and Solicitor of the Supreme
Court of the Republic of Singapore practising in Singapore hereby certify that on the 23rd day of April A.D. 1999 the Common Seal of UNITED TEST AND ASSEMBLY CENTER (S) PTE LTD was duly affixed to the above written instrument in Singapore in my presence in accordance with the regulations of the Borrower (which regulations have been produced and shown to me).

     WITNESS my hand this 23rd day of April, 1999



                                         /s/ Julie H. C. Sim
                                         -------------------------





         I,                         , an Advocate and Solicitor of the Supreme
Court of the Republic of Singapore practising in Singapore hereby certify that
on the            day of                A.D. 1999 the abovementioned instrument
was duly executed at Singapore by                              as the Attorneys
of the Lender.

         WITNESS MY HAND.


                                         /s/ [SIGNATURE]
                                         ---------------------